UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Five9, Inc.
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FIVE9, INC.
Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, CA 94583

Dear Stockholder:
I am pleased to invite you to attend Five9, Inc.’s 2018 Annual Meeting of Stockholders, to be held on May 18, 2018 (the “Annual Meeting”). The meeting will begin promptly at 8:00 a.m. Pacific Daylight Time virtually over the Internet at www.virtualshareholdermeeting.com/FIVN2018. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.proxyvote.com. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/FIVN2018. Only stockholders who held stock at the close of business on the record date, March 22, 2018, may vote at the Annual Meeting, including any adjournment or postponement thereof.
Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials, as well as our Annual Report to Stockholders.
We are acting under a U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We believe that this delivery process will reduce our environmental impact and lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information.
Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote by telephone or the Internet according to the instructions on your proxy card or in the Notice of Internet Availability of Proxy Materials (the “Notice”) or request a proxy card from us by email at ir@five9.com and complete, date, sign, and return your proxy card in the envelope provided, in each such case, as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. Even if you have voted by proxy, you may still vote through our virtual web conference if you attend the Annual Meeting.
On behalf of the Board of Directors, thank you for your continued interest and support.

Sincerely,

Barry Zwarenstein
Interim Chief Executive Officer, Chief Financial Officer and Secretary

San Ramon, California
April 3, 2018
YOUR VOTE IS EXTREMELY IMPORTANT
Please vote by telephone or Internet as set forth in the Notice, or request a proxy card from us by email at ir@five9.com and date and sign the proxy card and return it at your earliest convenience in the postage-prepaid return envelope provided so that your shares may be voted.

FIVE9, INC.
Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, CA 94583
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 18, 2018
Dear Stockholder:
You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Five9, Inc., a Delaware corporation (the “Company”). The meeting will be held on May 18, 2018 at 8:00 a.m. Pacific Daylight Time virtually over the Internet at www.virtualshareholdermeeting.com/FIVN2018 for the following purposes:
1. To elect the two (2) members of the Board of Directors identified in the accompanying proxy statement to serve until the 2021 annual meeting of stockholders of the Company or until their successors have been duly elected and qualified.

2.	To hold an advisory vote on executive compensation.

3.	To hold an advisory vote on the frequency of advisory votes on executive compensation.

4.	To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

5.	To transact any other business properly brought before the meeting or any adjournment thereof.
These items of business are more fully described in the Proxy Statement.
The record date for the 2018 Annual Meeting is March 22, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Barry Zwarenstein
Interim Chief Executive Officer, Chief Financial Officer and Secretary

San Ramon, California
April 3, 2018
Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the Internet as instructed in these materials, or request a proxy card from the Company by email at ir@five9.com and complete, date, sign and return the proxy card in the envelope provided, in each case as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) will be provided to you if you email a request for a proxy card to the Company at ir@five9.com. Even if you have voted by proxy, you may still vote through our virtual web conference if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2018.
The Proxy Statement and Annual Report to Shareholders are available at http://investors.five9.com and www.proxyvote.com.

FIVE9, INC.
Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, CA 94583
PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Virtually over the Internet at www.virtualshareholdermeeting.com/FIVN2018
On May 18, 2018 at 8:00 a.m., Pacific Daylight Time
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We are making these proxy materials available because the Board of Directors (the “Board of Directors” or the “Board”) of Five9, Inc. (sometimes referred to as “we,” the “Company” or “Five9”) is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or on the Internet or request a proxy card from us by email at ir@five9.com, and complete, sign and return the proxy card in the envelope provided.
The Company intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 3, 2018. Additionally, the Company intends to post its Annual Report to Shareholders, this Proxy Statement and accompanying proxy card on the Internet at http://investors.five9.com on or about April 3, 2018. We will mail printed copies of the proxy materials to stockholders who request them.
The Company’s principal executive office is located at Bishop Ranch 8, 4000 Executive Parkway, Suite 400, San Ramon, CA 94583 and its telephone number is (925) 201-2000.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full paper copy of this Proxy Statement and Annual Report to Stockholders?
We are acting under a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice.

Who can vote at the Annual Meeting?
You will be entitled to vote at the Annual Meeting if you owned the Company’s common stock (“Common Stock”), either as a stockholder of record or as a beneficial owner, as of the close of business on March 22, 2018 (“Record Date”). On the Record Date, there were 57,653,677 shares of Common Stock outstanding. Holders of these outstanding shares are entitled to one vote for each share of Common Stock held by them as of March 22, 2018 at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If on March 22, 2018 your shares were registered directly in your name with Five9’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy by telephone or the Internet as instructed on your proxy card or the Notice or to request a proxy card from us by email at ir@five9.com and complete, date, sign and return the proxy card in the envelope provided to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 22, 2018 your shares were held in an account at a broker, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. Please refer to the voting instructions provided by your bank or broker. Many organizations enable beneficial owners to give voting instructions by telephone or the Internet as well as in writing. You are also welcome to attend the virtual Annual Meeting and to vote online. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy (sometimes referred to as a “legal proxy”) from your broker, bank or other organization.

What am I voting on?
There are four matters scheduled for a vote:

•
Proposal No. 1. Election of the two (2) members of the Board of Directors identified in Proposal No. 1 to serve as Class I directors until the Company’s 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

•
Proposal No. 2. Advisory Vote on Executive Compensation. The Board of Directors is holding a non-binding, advisory vote on the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. This vote is non-binding and advisory in nature, but the Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements,

•
Proposal No. 3. Advisory Vote on the Frequency of Advisory Votes on Executive Compensation. The Board of Directors is holding a non-binding, advisory vote regarding how frequently (“one year,” “two years,” or “three years”) to hold future advisory votes on the compensation of our named executive officers. This vote is non-binding and advisory in nature, but our Compensation Committee of the Board of Directors and the Board of Directors will take into account the outcome of the vote when considering the frequency of soliciting future advisory votes.

•	Proposal No. 4. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

How do I vote?
For Proposal No. 1, you may either vote “For” all the nominees to the Board of Directors, you may withhold your vote from all the nominees or you may withhold your vote from any nominee you specify. You may not vote your proxy “For” the election of any persons other than the two named nominees. For Proposal No. 3, you may vote for every “one year,” “two years” or “three years” or may abstain from voting. For all other matters to be voted on, you may vote “For” or “Against” or abstain from voting on the applicable proposal.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the Notice, or vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote if you have already voted by proxy.

•
To vote using the proxy card, request a proxy card from us by email at ir@five9.com, and complete, date and sign the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, please follow the instructions provided on your proxy card or the Notice.

•	To vote by telephone, please follow the instructions provided on your proxy card or the Notice.

•	To vote at the Annual Meeting, attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/FIVN2018.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
See “Who can vote at the Annual Meeting? — Beneficial Owner: Shares Registered in the Name of a Broker or Bank” for voting instructions if you beneficially own shares held in street name.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on March 22, 2018.

What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

•	“For” the election of each of the two nominees for director,

•	“For” the approval of the compensation of our named executive officers, as disclosed in this proxy statement,

•	For the selection of “one year” to be the frequency with which stockholders vote on executive compensation, and

•	“For” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018.
If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?
Five9 will pay for the entire cost of soliciting proxies. In addition to Five9 mailing these proxy materials, the Notice and the annual report (as applicable), Five9’s directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Five9 has engaged Alliance Advisors to serve as our proxy solicitor for the Annual Meeting at a base fee of $8,500 plus reimbursement of reasonable expenses. Alliance Advisors will conduct our broker search, solicit banks, brokers, institutional investors and hedge funds to determine voting instructions, monitor voting and deliver executed proxies to our voting tabulator. Five9 may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials (including multiple copies of this Proxy Statement and multiple proxy cards or multiple Notices), your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.
If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may vote again on a later date over the Internet or by telephone as set forth on the Notice.

•	You may send a written notice that you are revoking your proxy to the Secretary of the Company at Five9, Inc., Bishop Ranch 8, 4000 Executive Parkway, Suite 400, San Ramon, CA 94583.

•
You may attend the virtual Annual Meeting and vote online by following the instructions posted at www.virtualshareholdermeeting.com/FIVN2018. Simply logging into the Annual Meeting will not, by itself, revoke your proxy or prior vote.

If you are a beneficial owner of shares held in street name, you may change your vote in any one of the following ways:

•	You may submit new voting instructions to your broker, trustee or nominee.

•
If you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the virtual Annual Meeting and following the instructions posted at www.virtualshareholdermeeting.com/FIVN2018.

How are votes counted?
Votes will be counted by the inspector of elections appointed for the meeting as follows:
Proposal No. 1. The inspector of elections will count “For” votes. Withhold, abstentions and broker non-votes will not affect the outcome of Proposal No. 1.
Proposal No.2. The inspector of elections will count “For” and “Against” votes. Abstentions and broker non-votes will not affect the outcome of Proposal No. 2 as they are not considered to be votes cast affirmatively or negatively on such matter.
Proposal No. 3. The inspector of elections will count votes for the options of every “one year,” “two years” and “three years”. The option that receives the greatest number of votes will be deemed to be the frequency selected by our stockholders. Abstentions and broker non-votes will not affect the outcome of Proposal No. 3.
Proposal No. 4. The inspector of elections will count “For” and “Against” votes. Abstentions will not affect the outcome of Proposal No. 4 as they are not considered to be votes cast affirmatively or negatively on such matter. Brokers have discretionary voting authority to vote on Proposal No. 4 in the absence of voting instructions from their customers. As a result, there should be no broker non-votes with respect to this proposal, but if there are any such broker non-votes, they will not affect the outcome of Proposal 4.
See “How many votes are needed to approve each proposal?” for further details regarding the votes needed to approve each proposal.

What is a “broker non-vote”?
If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank, or other organization is not permitted to vote on that matter, including the election of directors or executive compensation matters, without instructions from the beneficial owner and instructions are not given.
While broker non-votes will be counted as present for the purpose of determining the presence of a quorum at the meeting, broker non-votes will not affect the outcome of any matter being voted on at the meeting. See “How are votes counted?” for further details regarding the effect of broker non-votes on the proposals set forth in this proxy statement.

How many votes are needed to approve each proposal?
Proposal No. 1. Directors are elected by a plurality of the affirmative votes cast “For” a director nominee at the Annual Meeting. The nominees for director receiving the highest number of affirmative “For” votes will be elected. Stockholders may not cumulate votes in the election of directors.
Proposal No. 2. Approval of the compensation of our named executive officers as disclosed in this proxy statement requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present in person, or represented by proxy, and voting affirmatively or negatively on such matter.
Proposal No. 3. The frequency (“one year,” “two years” or “three years’) that receives the greatest number of votes cast by those shares present in person, or represented by proxy at the Annual Meeting will be deemed to be the frequency selected by our stockholders.

Proposal No. 4. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present in person, or represented by proxy, and voting affirmatively or negatively on such matter.
See “How are votes counted?” for further details regarding the effect of abstentions and broker-non votes on the proposals set forth in this proxy statement.

What are the Board’s voting recommendations?

•	Proposal No. 1. “For” each of the nominees to the Board of Directors.

•	Proposal No. 2. “For” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

•	Proposal No. 3. For the selection of “one year” to be the frequency with which stockholders vote on executive compensation.

•	Proposal No. 4. “For” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders at the Annual Meeting, in person, by means of remote communication or by proxy. On the Record Date, there were 57,653,677 shares of Common Stock outstanding and entitled to vote. Thus, 28,826,839 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or vote at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting, and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2019 annual meeting of stockholders?
To be included in our proxy statement for the 2019 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as provided below, stockholder proposals must be received by our Secretary at our principal executive offices no later than December 4, 2018.

How can stockholders submit proposals to be raised at the 2019 annual meeting of stockholders that will not be included in our proxy statement for the 2019 annual meeting of stockholders?
To be raised at the 2019 annual meeting of stockholders, stockholder proposals must comply with our amended and restated bylaws (the “Bylaws”). Under our Bylaws, a stockholder must give advance written notice to our Secretary of any business, including nominations of directors for our Board, which the stockholder wishes to raise at the 2019 annual meeting of stockholders. Except as provided below, a stockholder’s notice must be delivered to our Secretary at our principal executive offices no earlier than January 18, 2019 and no later than February 17, 2019, in order to be raised at our 2019 annual meeting of stockholders. If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Governance Committee as a potential nominee for director, see the procedures discussed in “Corporate Governance — Nominating and Governance Committee.”

What if the date of the 2019 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?
Under Rule 14a-8 of the Exchange Act, if the date of the 2019 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our proxy statement for such meeting, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Bylaws, if the date of the 2019 annual meeting of stockholders is more than thirty (30) days before or more than seventy (70) days after the anniversary of the Annual Meeting, for stockholder proposals that will not be included in our proxy statement for such meeting, notice of such proposal must be delivered no earlier than the close of business on the one hundred twentieth (120) day prior to the 2019 annual meeting, nor later than the close of business on the later of (A) the ninetieth (90) day prior to the 2019 annual meeting or (B) the tenth (10) day following the day on which public announcement of the date of the 2019 annual meeting is first made by the Company.

Does a stockholder proposal require specific information?
To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to our Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review Rule 14a-8 under the Exchange Act and our Bylaws, as applicable, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL No. 1
ELECTION OF DIRECTORS

The Company’s amended and restated certificate of incorporation (the “Charter”) and Bylaws provide for a classified Board of Directors. There are three classes of directors, with each class of directors serving three-year terms that end in successive years. Five9 currently has authorized seven directors. Class I directors are standing for election at the Annual Meeting. In order to ensure the Classes of the Board were divided as evenly as possible, Mr. DeWalt resigned as a Class II director and was appointed as a Class I director on March 28. 2018. Class I currently consists of two directors who will be elected at the Annual Meeting to serve until the 2021 annual meeting of stockholders of Five9 or until their successors are duly elected and qualified. The directors being nominated for election to the Board of Directors (each, a “Nominee”), their ages as of April 3, 2018, the date of this Proxy Statement, their positions and offices held with Five9 and certain biographical information are set forth below.
The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event that any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any Nominee is unable or will decline to serve as a director. The two Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Five9. Proxies cannot be voted for more than two individuals. For further information about how votes will be counted, please refer to “How many votes are needed to approve each proposal.” in the Questions and Answers about this Proxy Material and Voting section above.
The following table sets forth, for the Class I nominees and our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and positions held with Five9 as of April 3, 2018, the date of this Proxy Statement.

Name	Age	Positions Held with the Company
Class I Director Nominee:
Michael Burdiek	58	Director
David DeWalt	53	Director
Other Current Directors:
Class II Directors whose terms expire at the 2019 annual meeting of stockholders
Jack Acosta	70	Director
David Welsh	50	Director, Lead Independent Director
Class III Directors whose terms expire at the 2020 annual meeting of stockholders
Kimberly Alexy	47	Director
Michael Burkland	55	Director, Executive Chairman
Robert Zollars	60	Director
Information Regarding the Nominees
Michael Burdiek, age 58, has served as a member of our Board of Directors since September 2015. Since 2011, Mr. Burdiek has served as the President and Chief Executive Officer and also as a member of the board of directors of CalAmp, a global provider of wireless communications solutions. From 2006 to 2011, Mr. Burdiek held various positions at CalAmp, including President of CalAmp’s Wireless DataCom segment and President and Chief Operating Officer. Mr. Burdiek holds an M.B.A. and an M.S. degree in electrical engineering from California State University, Fullerton, and a B.S. degree in electrical engineering from Kansas State University.
We believe Mr. Burdiek should continue to serve on our Board of Directors because of his strategic and operational experience, experience as Chief Executive Officer of a publicly traded technology company, along with a deep understanding of technology and go-to-market strategies.
David DeWalt, age 53, has served as a member of our Board of Directors since April 2012. Since November 2017, Mr. DeWalt has served as the Managing Director of AllegisCyber, an early stage venture capital investment firm that focuses on cybersecurity. Since June 2015, Mr. DeWalt has served as Vice Chairman of the board of directors of ForeScout Technologies, Inc., a leading cybersecurity provider of continuous monitoring and mitigation solutions.

Since November 2011, Mr. DeWalt has served on the board of directors of Delta Air Lines, Inc, an airline company. From November 2012 until February 2017, Mr. DeWalt was a director of FireEye, Inc., a global network security company. From November 2012 until June 2016, Mr. DeWalt served as Chairman of the board of directors and Chief Executive Officer of FireEye and from June 2016 until February 2017, Mr. DeWalt served as the Executive Chairman of FireEye. From November 2005 to May 2013, Mr. DeWalt served on the board of directors of Polycom, Inc., a telepresence and voice communication solutions company. From February 2011 to April 2013, Mr. DeWalt served on the board of directors of Jive Software, Inc., a software company in the social business software industry. From April 2007 to February 2012, Mr. DeWalt served as President, Chief Executive Officer and Director of McAfee. Mr. DeWalt holds a B.S. degree in Computer Science from the University of Delaware.
We believe Mr. DeWalt should continue to serve on our Board of Directors because of his experience as Chief Executive Officer of publicly-held technology companies, expertise in software technology and service on the boards of directors of numerous other companies.
The Board Of Directors Recommends A Vote “FOR” Each Named Nominee.

Information Regarding Other Directors Continuing in Office
Class II Directors — Term ending at the 2019 annual meeting of stockholders
Jack Acosta, age 70, has served as a member of our Board of Directors since April 2011. Since May 2001, Mr. Acosta has served on the board of directors of Integral Development Corporation, a financial services software company. Since October, 2013, Mr. Acosta has served on the board of directors of Rimini Street, Inc., an enterprise software support services company. From February 1999 to September 2001, Mr. Acosta served as Chief Financial Officer and Vice President, Finance of Portal Software, a software company acquired by Oracle Corporation in 2006. From July 1996 to January 1999, Mr. Acosta served as Executive Vice President and Chief Financial Officer of Sybase, Inc., a database company acquired by SAP. Mr. Acosta holds a B.S. degree in Industrial Relations from California State University East Bay, an M.S. degree in Management Sciences from California State University East Bay and an Honorary Doctor of Humane Letters degree from California State University East Bay.
Mr. Acosta was selected to serve on our Board of Directors because of his accounting, financial, operating and management experience, service on the boards of directors of numerous other companies, financial expertise through his service as chief financial officer of public software companies, and experience in overseeing auditors and financial audits.
David Welsh, age 50, has served as a member of our Board of Directors since January 2011 and has served as our Lead Independent Director since February 2014. Mr. Welsh also served as a member of our Board of Directors from May 2005 to March 2007. Mr. Welsh is a Member and is Head of TMT Growth Equity within KKR’s Private Equity platform, where he serves on the TMT growth equity investment committee. Prior to joining KKR in October 2016, Mr. Welsh was a Partner with Adams Street Partners, a venture capital firm, from April 2008 to September 2016. From March 2007 to April 2008, Mr. Welsh served as Executive Vice President of Corporate Strategy and Business Development of McAfee. From June 2000 to March 2007, Mr. Welsh served as a General Partner of Partech International, LLC, a venture capital firm. Mr. Welsh holds a J.D. degree from the University of California, Berkeley, School of Law and a B.A. degree in International Relations from the University of California, Los Angeles.
Mr. Welsh was selected to serve on our Board of Directors because of his experience as a venture capitalist, his corporate strategy and business development expertise and service on the boards of directors of numerous other companies.
Class III Directors — Term ending at the 2020 annual meeting of stockholders
Kimberly Alexy, age 47, has served as a member of our Board of Directors since October 2013. Since June 2005, Ms. Alexy has served as the Principal of Alexy Capital Management, a private investment management firm that she founded. Since February 2017, Ms. Alexy has served on the board of directors of Alteryx, an enterprise software provider. Since September 2016, Ms. Alexy has served on the board of directors of Microsemi Corporation, a semiconductor company. Since January 2015, Ms. Alexy has served on the board of directors of FireEye, Inc., a global network security company. Since May 2008, Ms. Alexy has served on the board of directors of CalAmp Corp., a global provider of wireless communications solutions. From August 2012 through June 2014, Ms. Alexy served as an Adjunct Lecturer at San Diego State University in the Graduate School of Business. From 1998 to January 2003, Ms. Alexy served as Senior Vice President and Managing Director of Equity Research for Prudential Securities, where she served as principal technology hardware analyst for the firm. From July 1995 to 1998, Ms. Alexy served as Vice President of Equity Research at Lehman Brothers, a financial services firm, where she covered the computer hardware sector. Ms. Alexy is a Chartered Financial Analyst (CFA), and holds a B.A. degree from Emory University and an M.B.A. degree with a concentration in Finance and Accounting from the College of William and Mary.
Ms. Alexy was selected to serve on our Board of Directors because of her extensive experience in the financial services industry as an investment professional, which brings an institutional investor prospective to our Board, her significant financial and accounting expertise and service on other public company boards.
Michael Burkland, age 55, has served as our Executive Chairman of the Board of Directors since December 2017 and Chairman since February 2014. He has been a member of our Board since January 2008. Mr. Burkland served as our Chief Executive Officer from January 2008 to December 2017 and as our President from January 2012 to December 2017. Since June 2016, Mr. Burkland has served on the board of directors of Vocera Communications, Inc., a communications technology company. From 2002 to 2007, Mr. Burkland worked with the Interim CEO Network, serving as an interim CEO for venture-backed technology companies, as well as heading up the firm’s strategic advisory practice. From 2000 to 2001, Mr. Burkland served as Chief Executive Officer of Omniva Policy Systems Inc., a pioneer in enterprise policy management and e-mail security, where he built and implemented the company’s initial go to market strategy for the enterprise market. From 1994 to 1998, Mr. Burkland served as Chief Executive Officer of Eventus Software, Inc., a leading developer of web content management software which was acquired by Segue Software, Inc. in 1998. Earlier in his career, he held various positions at Oracle, Patrol Software and BMC. Mr. Burkland holds M.B.A. and B.A. degrees from the University of California at Berkeley. Mr. Burkland is the brother of Daniel Burkland, the President of the Company.
Mr. Burkland was selected to serve on our Board of Directors because of his perspective and experience as our then-Chief Executive Officer and his extensive experience as a Chief Executive Officer of companies in the technology industry.
Robert Zollars, age 60, has served as a member of our Board of Directors since December 2013. Since July 2014, Mr. Zollars has served as chairman of the board of directors of Vocera, a communications technology company. From June 2013 to July 2014, Mr. Zollars served as executive chairman of the board of directors of Vocera. From June 2007 to May 2013, Mr. Zollars served as chairman of the board of directors and Chief Executive Officer of Vocera. Since March 2017, Mr. Zollars has served as a Director of Change Healthcare, a technology provider to the healthcare industry. Since November 2014, Mr. Zollars has served in various roles at Frazier Healthcare Partners, a private growth equity firm, including currently as a senior advisor and previously as an operating partner. From February 2005 to February 2016, Mr. Zollars served on the board of directors of Diamond Foods, Inc., a packaged foods company that was acquired by Snyder’s-Lance, Inc. in February 2016, and as chairman of its board of directors from February 2012 to February 2016. From May 2004 to November 2017, Mr. Zollars served as a member of the board of directors of VWR International, LLC, a global supplier to laboratory and production facilities. Mr. Zollars holds a B.S. degree in Marketing from Arizona State University and an M.B.A. degree in Finance from John F. Kennedy University. Mr. Zollars is a board leadership fellow with the National Association of Corporate Directors, or NACD.
Mr. Zollars was selected to serve on our Board of Directors because of his experience as a Chief Executive Officer and service on the boards of directors of numerous other companies.

CORPORATE GOVERNANCE
Director Independence
Our Board of Directors reviews at least annually the independence of each director. During these reviews, the Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and our company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with us and our management.
The Board of Directors has determined that each of Jack Acosta, Kimberly Alexy, Michael Burdiek, David DeWalt, David Welsh and Robert Zollars are “independent” under the applicable listing standards of NASDAQ.
As required by NASDAQ, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Board Leadership Structure
Our Board does not have a policy requiring that the positions of Chairman and Chief Executive Officer be separate or be occupied by the same individual. Until Mr. Burkland’s transition, due to health reasons, from Chief Executive Officer and President to Executive Chairman in December 2017, the roles of Chairman and Chief Executive Officer were combined. Currently, the roles are separate, with Mr. Burkland serving as our Executive Chairman and Mr. Zwarenstein as our Interim Chief Executive Officer. Our Board believes that this leadership structure is appropriate for us at this time because it allows Mr. Burkland to set our strategic direction, while allowing Mr. Zwarenstein to focus on our day-to-day operations. This leadership structure also allows Mr. Burkland, who has over 10 years of experience with our company to set the Board’s agenda, in coordination with our Lead Independent Director, and lead the Board in its oversight of management. Our Board may periodically review its leadership structure and may combine the positions of Chairman and Chief Executive Officer in the future if it believes that would be in the best interests of the Company and its stockholders.
Our corporate governance guidelines provide that one of our independent directors shall serve as our Lead Independent Director at any time when our Chief Executive Officer serves as the Chairman of our Board of Directors or if the Chairman is not otherwise independent. Our Lead Independent Director presides over regular meetings of our independent directors, serves as a liaison between our Executive Chairman and our independent directors and between our Interim Chief Executive Officer and our independent directors, and performs such additional duties as our Board of Directors may otherwise determine and delegate. Mr. David Welsh has served as our Lead Independent Director since February 2014.
Risk Oversight Management
Risk is inherent with every business and we face a number of risks, including strategic, financial, operational, legal/compliance, governance and reputational risks. Our management is responsible for the day-to-day management of the risks that we face. Our Board of Directors as a whole has responsibility for the oversight of enterprise risk management. Our Audit Committee is responsible for overseeing the process by which management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management takes to monitor and control such exposures, based on consultation with our management, independent auditors and our internal auditors. The Compensation Committee reviews processes related to, and steps taken to mitigate material risks related to our compensation programs. The Nominating and Governance Committee is responsible for overseeing risks related to corporate governance. The oversight roles of the Board and the committees are supported by management reporting processes that are designed to provide the Board, the Audit Committee, the Compensation Committee and the Nominating and Governance Committee visibility into the identification, assessment and management of critical risks.

Information Regarding the Board of Directors and Its Committees
The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The following table provides membership information for each of the standing Board committees as of April 3, 2018:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Michael Burkland
Jack Acosta	chair
Kimberly Alexy	member	member
Michael Burdiek	member	member
David DeWalt			member
David Welsh			chair
Robert Zollars		chair	member
The composition and responsibilities of each standing committee are described below. Members will serve on these standing committees until their resignation or until otherwise determined by our Board of Directors.
Audit Committee
Our Audit Committee operates under a formal charter, which is available free of charge on our website at http://investors.five9.com in the “Governance” section. Our Audit Committee oversees our accounting and financial reporting processes and the audit of our financial statements and assists our Board of Directors in monitoring our financial systems and legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

•	appointing, approving the compensation of and assessing the qualifications and independence of our independent registered public accounting firm;

•	pre-approving audit, review and attest services and fees and permissible non-audit services and fees from our independent registered public accounting firm;

•
reviewing annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

•
coordinating the oversight and reviewing the adequacy of our disclosure controls and procedures and internal control over financial reporting with both management and the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;

•	approving the appointment of the head of our internal audit function and overseeing and assessing the performance of the internal audit function;

•
periodically reviewing legal compliance matters, significant accounting and other financial risks or exposures to our company and reviewing and, if appropriate, approving all transactions between our company or its subsidiaries and any related party (as described in Item 404 of Regulation S-K); and

•	reviewing the audit committee report required by SEC rules to be included in our annual proxy statement.
The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.
Our Audit Committee is comprised of Mr. Acosta, Ms. Alexy and Mr. Burdiek. Mr. Acosta is the chairperson of the committee. Our Board of Directors has designated Mr. Acosta as an “audit committee financial expert” as defined under the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002. The Audit Committee met six times during the year ended December 31, 2017.
Our Board of Directors has considered the independence and other characteristics of each member of our Audit Committee and has concluded that the composition of our audit committee meets the requirements for independence under the current requirements of SEC rules and regulations. Audit Committee members must satisfy additional independence criteria set forth under Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of the Rule 10A-3, an Audit Committee member may not, other than in his or her capacity as a member of the audit committee, accept consulting, advisory or other fees from us or be an affiliated person. Each of the members of our Audit Committee qualifies as an independent director pursuant to Rule 10A-3.
Compensation Committee
Our Compensation Committee operates under a formal charter, which is available free of charge on the Company’s website at http://investors.five9.com in the “Governance” section. Our Compensation Committee is responsible for developing and maintaining our compensation strategies and

•	reviewing and approving our executive and director compensation policies and programs;

•	reviewing and approving base salary, cash incentive compensation, equity incentive compensation and other compensation for our executive officers;

•	administering our cash and equity based incentive plans;

•	overseeing the management continuity and succession planning process (except as otherwise within the scope of our nominating and governance committee) with respect to our officers;

•	preparing any report on executive compensation required by the applicable rules and regulations of the SEC and other regulatory bodies; and

•	managing such other matters that are delegated to our Compensation Committee by applicable law or by the Board of Directors from time to time.
The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties and authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.
Our Compensation Committee is comprised of Ms. Alexy, Mr. Burdiek and Mr. Zollars, who is the chairperson of the committee. Each of the Compensation Committee members meet the independence requirements set forth in the rules of NASDAQ, the “non-employee director” standard within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, and the “outside director” standard within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The Compensation Committee met six times during the year ended December 31, 2017.
Processes and Procedures for Compensation Decisions
Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. In 2018, our Interim Chief Executive Officer and Executive Chairman performed the above roles, and in each case, did not make recommendations regarding their respective compensation. Our Compensation Committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer including the Chief Executive Officer, as well as each individual compensation component.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2013, our Compensation Committee retained Compensia, a national compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Compensia now serves at the discretion of our Compensation Committee. Our Compensation Committee engaged Compensia to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is consistent with our compensation philosophy and objectives.
Following a review of the independence of Compensia, the Compensation Committee concluded that no conflict of interest exists with respect to the work of Compensia.

Compensation Committee Interlocks and Insider Participation
Ms. Alexy and Messrs. Burdiek, Das and Zollars served as members of our Compensation Committee during 2017. None of the members of our Compensation Committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in 2017 has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other company that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.
Nominating and Governance Committee
Our Nominating and Governance Committee operates under a formal charter, which is available free of charge on the Company’s website at http://investors.five9.com in the “Governance” section. Our Nominating and Governance Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election or appointment to our Board of Directors and its committees. The Nominating and Governance Committee is responsible for, among other things:

•
assessing, developing and communicating with our Board of Directors concerning the appropriate criteria for nominating and appointing directors, including the size and composition of the Board of Directors, corporate governance policies, applicable listing standards, laws, rules and regulations, our nominating policy and other factors considered appropriate by our Board of Directors;

•
identifying and recommending to our Board of Directors the director nominees for annual and special meetings of our stockholders, or to fill a vacancy on the Board of Directors, in each case in accordance with the nominating policy;

•	having sole authority to retain and terminate any search firm used to identify director candidates and approve the search firm’s fees and other retention terms;

•	if and when requested by our Board of Directors, assessing and recommending to the board the composition of each of its committees;

•	reviewing, as necessary, any executive officer’s request to accept a directorship position with another company;

•
developing, assessing and making recommendations to our Board of Directors concerning corporate governance matters, including appropriate revisions to our amended and restated certificate of incorporation, amended and restated bylaws, corporate governance policies, committee charters and nominating policy;

•	overseeing an annual evaluation of our Board of Directors, its committees and each director and management;

•	developing with management and monitoring the process of orienting new directors and continuing education for all directors; and

•	regularly reporting its activities and any recommendations to our Board of Directors.
The Nominating and Governance Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors at our expense for any matters related to the fulfillment of its responsibilities and duties.
Our Nominating and Governance Committee is comprised of Mr. DeWalt, Mr. Zollars and Mr. Welsh, who is the chairperson of the committee. Each of the Nominating and Governance Committee members meet the independence requirements set forth in the rules of NASDAQ. Our Nominating and Governance Committee met three times during the year ended December 31, 2017.
Identifying, Evaluating and Recommending Nominees
The Nominating and Governance Committee initiates the process of identifying and recommending Board nominees by preparing a slate of potential candidates who, based on their biographical information and other information available to the Nominating and Governance Committee, appear to meet the criteria specified below and/or who have specific qualities, skills or experience being sought (based on input from the full Board of Directors). The Nominating and Governance Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees, consider stockholder suggestions for potential nominees or re-nominate existing directors based on their continuing qualifications. The Nominating and Governance Committee limits the number of officers or employees of the Company serving at any time on the Board to maintain a majority of independent directors.
After reviewing appropriate biographical information and qualifications, first-time candidates are to be interviewed by at least one member of the Nominating and Governance Committee and by the Chairman of the Board. Upon completion of the above procedures, the Nominating and Governance Committee determines the list of potential candidates to be recommended to the full Board of Directors for nomination at the annual meeting or special meeting or to fill any vacancy. The Board of Directors selects the slate of nominees (or in the case of a vacancy, selects such nominee) only from candidates identified, screened and approved by the Nominating and Governance Committee.
Qualifications for Director Nominees
The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective board candidates:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.

•	Holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.

•	Demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of the Company.

•	Ability to read and understand basic financial statements and other financial information pertaining to the Company.

•	Commitment to understand the Company and its business, industry and strategic objectives.

•
Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board of Directors committees and stockholders, number of other company boards of directors on which the candidate serves and ability to generally fulfill all responsibilities as a director of the Company.

•	Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.

•	Good health, and ability to serve.

•
For prospective non-employee directors, independence under applicable SEC and stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director of the Company.
Other Factors for Potential Director Nominee Consideration
The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of backgrounds, skills, perspectives and experiences.

•
For potential audit committee members, whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an audit committee “financial expert” or equivalent requirement under applicable SEC and stock exchange rules.

•
For incumbent directors standing for re-election, the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, overall contribution to the Company, number of other company boards on which the director serves, and any changed circumstances affecting the individual director that may bear on his or her ability to continue to serve on the Board.

•	The composition of the Board of Directors and whether the prospective nominee will add to or complement the Board of Director’s existing strengths.
Stockholder Suggestions for Potential Nominees
Our Nominating and Governance Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election to our Board of Directors and its committees.

The Nominating and Governance Committee will consider suggestions of nominees from stockholders. There have not been material changes to the procedures by which our stockholders may recommend nominees to the Board of Directors as disclosed in our proxy statement for the 2017 annual meeting of stockholders filed with the SEC on March 30, 2017.
Meetings of the Board of Directors
The Board of Directors met 16 times during the year ended December 31, 2017. During the year ended December 31, 2017, each director then in office, except for Mr. DeWalt, attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member.
Code of Business Conduct
The Board of Directors has adopted a code of business conduct and ethics that is applicable to all of our employees, officers and directors, including our chief executive and senior financial officers. The full text of our code of business conduct is posted on our website at http://investors.five9.com under the “Governance” section.
Stockholder Communications with the Board of Directors
Stockholders may communicate with our Board of Directors, either generally or with a particular director, by email at stockholdercommunication@five9.com or by writing to the following address:
The Board of Directors
c/o Secretary
Five9, Inc.
Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, CA 94583
Each such communication should set forth (i) the nature of the stockholder’s interest in Five9 (including share ownership) and (ii) contact information for the individual submitting the communication (including name, address, telephone and email address, as applicable). Communications that are intended specifically for non-employee directors should be sent to the postal or email address above to the attention of the Chair of the Nominating and Governance Committee. The Secretary of Five9 will receive and review communications addressed to the Board, any Board committee or any director. The Secretary may communicate with the sender for necessary clarification.
The Secretary will not forward to the Board, any Board committee or any director communications that are not related to the duties and responsibilities of the Board, including, without limitation, spam, junk mail, advertisements, mass mailings, solicitations, job inquiries and opinion survey polls. Further, the Secretary will not communicate any offensive, inappropriate or otherwise irrelevant communications to the Board. The Secretary will maintain a log of any such communications not shared with the Board, which any director may review upon request, except that such log will not contain any spam, junk mail, advertisements, mass mailings, solicitations or similar information. The Secretary will share all proper communications with the Board, the appropriate Board committee or the appropriate director(s) on at least a quarterly basis.
Attendance at Annual Meeting of Stockholders by the Board of Directors
Pursuant to our Corporate Governance Guidelines, our directors are encouraged, but not required, to attend our annual meeting of stockholders. Ms. Alexy and Messrs. Acosta, Burdiek, Burkland, DeWalt, Welsh and Zollars attended our 2017 annual meeting of stockholders on May 15, 2017.
Director Compensation
Consistent with our non-employee director compensation policy, in 2017 each non-employee director was eligible to earn an annual cash retainer, additional fees based on committee service, and an annual equity award under our 2014 Plan.

Cash Compensation
The annual cash retainer amounts are payable in equal quarterly installments. Set forth below are the cash retainer amounts for our non-employee directors in 2017, except for Mr. Michael Burkland who does not receive cash compensation under our non-employee director compensation policy, but does receive cash compensation under his independent contractor agreement for his services as Executive Chairman.

•	Annual Board Service Retainer:

◦	All Non-Employee Directors: $30,000

•	Annual Chair Service Fee (in addition to the Annual Board Service Retainer):

◦	Chairman/Lead Director of the Board: $15,000

◦	Chairman of the Audit Committee: $20,000

◦	Chairman of the Compensation Committee: $10,000

◦	Chairman of the Nominating and Governance Committee: $7,500

•	Annual Committee Member (non-Chair) Service Fee (in addition to the Annual Board Service Retainer):

◦	Audit Committee: $7,500

◦	Compensation Committee: $5,000

◦	Nominating and Governance Committee: $3,000
Equity Compensation

•
New Non-Employee Director RSU Grant: Under our 2017 non-employee director compensation policy, any individual who first became a non-employee director (other than as a result of an employee director transitioning to become a non-employee director), was entitled to an RSU with an aggregate grant date fair value of $156,000, pro-rated for any partial year of service, vesting in full on the earliest to occur of (i) the first anniversary of the date of our last annual stockholders meeting immediately preceding the date of grant, (ii) immediately prior to the next succeeding annual stockholders meeting after the date of grant, and (iii) a change in control (as defined in our 2014 Plan), subject to the director’s continued service through such earliest date.

•
Annual RSU Grant: Under our 2017 non-employee director compensation policy, on the date of each annual stockholder meeting, each non-employee director was granted RSUs with an aggregate grant date fair value of $156,000 (based on the per share closing price of the Company’s common stock on the date of the annual stockholder meeting). The RSUs vest in full on the earliest to occur of (i) the first anniversary of the grant date, (ii) immediately prior to the next succeeding annual meeting of our stockholders after the date of grant, and (iii) a change in control, subject to the director’s continued service through such earliest date.

The following table sets forth the total compensation earned by our non-employee directors during the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2)(3) ($)	Total ($)
Jack Acosta	$50,000	$155,979	$205,979
Kimberly Alexy	42,500	155,979	198,479
Michael Burdiek	40,646	155,979	196,625
Jayendra Das (4)	13,077	—	13,077
David DeWalt	33,000	155,979	188,979
David Welsh	52,500	155,979	208,479
Robert Zollars	43,000	155,979	198,979
Michael Burkland (5)	—	—	—

(1)	Amounts represent the fees earned by or paid in cash to our non-employee directors in 2017 based on the non-employee director compensation policy set forth above.

(2)
The aggregate grant date fair values of equity awards in this column have been calculated in accordance with ASC Topic 718. See Note 7 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of assumptions made in determining the grant date fair value of equity awards. All unvested and outstanding stock awards granted to our non-employee directors will become fully vested upon a change in control (as defined in our 2014 Plan).

(3)	As of December 31, 2017, the number of outstanding stock options and unvested RSUs held by our non-employee directors were as follows:

Name	Stock Options Outstanding (#)	RSUs That Have Not Vested (#)
Jack Acosta	—	7,155
Kimberly Alexy	87,500	7,155
Michael Burdiek	—	7,155
David DeWalt	265,400	7,155
David Welsh	—	7,155
Robert Zollars	87,500	7,155
Michael Burkland (5)	—	—

(4)	Mr. Das resigned from our Board of Directors in May 2017.

(5)
Effective December 2, 2017, Mr. Burkland resigned as the Company’s Chief Executive Officer and President and became the Executive Chairman. The 2017 compensation Mr. Burkland received as our former Chief Executive Officer and President and Executive Chairman is presented in the section below entitled “Executive Compensation - Summary Compensation Table.” Mr. Burkland did not receive compensation for his service on the Board prior to December 2, 2017.

2018 Director Compensation
To better align director compensation with the compensation paid by other companies in our peer group, in February 2018, the Board approved an increase in the dollar amount of the annual and new director RSU grants to non-employee directors to $170,000 for 2018. In addition, in February 2018, the Compensation Committee approved an RSU to Mr. Burkland, with an aggregate grant date fair value equal to $360,000, in consideration of the increased time commitment by Mr. Burkland in his role as Executive Chairman. The RSU vests in four quarterly installments from the vesting commencement date. No other changes were made to non-employee director compensation for 2018.

PROPOSAL No. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Securities Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. As described in detail in the “Compensation Discussion and Analysis” section in this Proxy Statement, our executive compensation program is designed to attract, motivate and retain our executive officers, who are critical to our success. Under this program our executive officers are rewarded for the achievement of specific short-term, long-term and strategic goals, as well as increased stockholder value. The Board of Directors believes our compensation program achieves the important goal of attracting and retaining talented professionals, while at the same time tying a substantial portion of potential compensation for such executives to the achievement of Company goals. In addition, the Board of Directors believes that through the use of a blend of different elements of compensation, such as an annual performance bonus and equity incentive awards, our compensation program balances incentives for both short-term and long-term Company performance. Overall, the Board of Directors believes our compensation program is fair to both the Company and our executives, appropriate for our industry and competitive with what our executives could otherwise receive elsewhere. Please read the “Compensation Discussion and Analysis” section in this proxy statement for additional details about our executive compensation program, including “Key Elements of Our 2017 Executive Compensation Program.”
The Board of Directors is asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation or any single compensation philosophy, policy or practice, but rather the overall compensation of our NEOs as described in this Proxy Statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related compensation tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on Five9, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, the Board will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The Board of Directors Recommends A Vote “FOR” the Approval of the Compensation of
Our Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL No. 3
ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Act and Section 14A of the Securities Exchange Act, we are also providing our stockholders the opportunity to cast a non-binding, advisory vote on how frequently to hold advisory votes on executive compensation. Stockholders may specify whether they prefer such votes to occur every one year, two years, or three years, or abstain from voting.
After careful consideration, the Board of Directors, recommends that future advisory votes on executive compensation occur every one year. In formulating its recommendation, the Board of Directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, stockholders on corporate governance matters and executive compensation philosophy, policies and practices.
This proposal is not binding on Five9, the Board of Directors, or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a say-on-pay vote.
The Board of Directors Recommends A Vote for Every “One Year.”

PROPOSAL No. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018. KPMG LLP has audited our financial statements since their appointment in 2012. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Independent Registered Public Accounting Firm’s Fees
The following table summarizes the aggregate fees billed by KPMG LLP, our independent registered public accounting firm, for professional services provided for 2017 and 2016:

	2017	2016

	(In thousands)
Audit fees (1)	$1,618	$1,068
Audit-related fees (2)	33	18
Tax fees (3)	10	19
All other fees	—	—
Total fees	$1,661	$1,105

(1)
Represents fees for professional services rendered for the audit of our annual financial statements, audit of the adoption of the new revenue standard, review of our quarterly financial statements and international statutory audits.

(2)	Represents expenses related to the performance of the audit and review of our financial statements.

(3)	Represents fees for tax compliance and consulting services performed.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by KPMG LLP, our independent registered public accounting firm, and related fees. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services, tax services and related fees up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of KPMG LLP or on an individual case-by-case basis before KPMG LLP is engaged to provide a service. Additionally, the Audit Committee Chair is authorized to pre-approve audit and non-audit services and the fees therefor if (i) they are individually less than or equal to $50,000, (ii) the Audit Committee Chair reports such approvals to the Audit Committee at its next regular meeting thereafter and (iii) KPMG LLP confirms that such services will not impact KPMG LLP’s independence. All audit, audit-related and tax services were pre-approved by the Audit Committee or Audit Committee Chair (as set forth above). The Audit Committee has determined that, subject to reasonable limits, the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the independent registered public accounting firm’s independence.
The Board of Directors Recommends A Vote “FOR” the Ratification of the Appointment of
KPMG LLP As Five9’s Independent Registered Public Accounting Firm for
Its Fiscal Year Ending December 31, 2018.

Audit Committee Report
The Audit Committee of the Board of Directors currently consists of the three non-employee directors named below. The Board of Directors annually reviews the NASDAQ listing standards’ definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Mr. Acosta is an audit committee financial expert as described in applicable rules and regulations of the SEC.
The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in the Audit Committee Charter, which the Board of Directors has adopted and which the Audit Committee reviews on an annual basis.
The Company’s management is responsible for preparing our consolidated financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with U.S. GAAP.
The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (“10-K”).
The Audit Committee has also reviewed and discussed with KPMG LLP the audited consolidated financial statements in the 10-K and the audit results. In addition, the Audit Committee discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 “Communication with Audit Committees”, Rule 2-07 “Communication with Audit Committees” of Regulation S-X, and other PCAOB Rules and Standards. In addition, the Audit Committee received from and discussed with KPMG LLP the written disclosures and the letter, as required by PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” and discussed KPMG LLP’s independence with them. Upon completing these activities, the Audit Committee concluded that KPMG LLP is independent from the Company and its management.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s 10-K and filed with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors:

Jack Acosta (Chair)
Kimberly Alexy
Michael Burdiek
EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of our executive officers who are not also directors of Five9 as of April 3, 2018, the date of this Proxy Statement.

Name	Age	Positions
Barry Zwarenstein	69	Interim Chief Executive Officer, Chief Financial Officer and Secretary
Daniel Burkland	53	President
Gaurav Passi	44	Executive Vice President, Product
Scott Welch	53	Executive Vice President of Cloud Operations and Platform Engineering
Barry Zwarenstein, age 69, has served as our Chief Financial Officer since January 2012 and Interim CEO since December 2017. From November 2007 to October 2015, Mr. Zwarenstein served on the board of directors of Dealertrack Technologies, Inc., a provider of subscription-based software for the automotive retail industry that was acquired by Cox Automotive, Inc. in October 2015. From September 2008 to November 2011, Mr. Zwarenstein served as Senior Vice President and Chief Financial Officer of SMART Modular Technologies, Inc., a designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers that was acquired by Silver Lake Partners in August 2011. From July 2004 through August 2008, Mr. Zwarenstein served as Chief Financial Officer of VeriFone Holdings, Inc., a provider of point-of-sale systems. From November 2001 to June 2004, Mr. Zwarenstein served as Chief Financial Officer of Iomega Corporation, a provider of storage and network security systems. From January 2001 to June 2001, Mr. Zwarenstein served as Vice President and Chief Financial Officer of Mellanox Technologies Ltd., a fabless semiconductor company. From October 1998 to December 2000, Mr. Zwarenstein served as Chief Financial Officer of Acuson Corporation, a medical ultrasound company that was acquired by Siemens AG in 2000. From July 1996 to September 1998, Mr. Zwarenstein served as Chief Financial Officer of Logitech International S.A., a provider of peripherals for computers and other digital platforms. Mr. Zwarenstein holds a Bachelor of Commerce degree from the University of KwaZulu-Natal, South Africa, and an M.B.A. degree from the Wharton School at the University of Pennsylvania. He is qualified as a Chartered Accountant (South Africa).
Daniel Burkland, age 53, has served as our President since December 2017. From October 2016 to December 2017, Mr. Burkland served as our Executive Vice President of Global Sales and Services. From March 2014 to October 2016, he served as our Executive Vice President of Global Sales and Business Development. From December 2009 to February 2014, he served as our Senior Vice President of Enterprise Sales and Business Development. From April 2006 to November 2009, Mr. Burkland served as Senior Vice President of Sales at Transera Communications, Inc., a cloud contact center software company. From December 2003 to March 2006, Mr. Burkland served as Senior Vice President of Worldwide Sales of IP Unity, Inc., a provider of carrier-hosted unified communications and conferencing solutions. From August 1997 to November 2003, Mr. Burkland held various sales management roles with Cisco and GeoTel Communications LLC, which was acquired by Cisco in 1999. Mr. Burkland holds a B.S. degree from California State University at Chico. Mr. Burkland is the brother of Michael Burkland, our Executive Chairman and former CEO and President.
Gaurav Passi, age 44, has served as our Executive Vice President of Product since January 2017. From November 2015 to January 2017, Mr. Passi served as our Executive Vice President, Product Management and Application Development. From January 2015 to November 2015, Mr. Passi served as our Executive Vice President of Product Management. From August 2013 to December 2014, Mr. Passi served as our Senior Vice President of Product Management. From October 2012 to August 2013, Mr. Passi served as the Head of Products at Deutsche Telekom Hosted Business Services, a provider of cloud-based business communications solutions. From December 2010 to October 2012, he served as Vice President of Products at Amdocs, a worldwide provider of software and services for communications, media, and entertainment industry. Mr. Passi holds a B.S. degree and a M.Sc. degree from Panjab University in India. He also holds a M.Sc. degree from California State University, East Bay and an M.B.A. degree from the Institute of Management Technology, Ghaziabad, India.
Scott Welch, age 53, has served as our Executive Vice President of Cloud Operations and Platform Engineering since November 2015. From March 2014 to November 2015, Mr. Welch served as our Executive Vice President of Cloud Operations. From September 2004 to February 2014, Mr. Welch served as Executive Vice President and Chief Operating Officer of inContact, Inc., a provider of cloud contact center software solutions. He served as inContact’s Chief Operating Officer from October 2004 to February 2014 and Chief Security Officer from December 2009 to February 2014. Mr. Welch holds a B.S. degree from Utah Valley University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of March 22, 2018 by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 22, 2018 and RSUs that vest within 60 days of March 22, 2018 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage beneficially owned is based on 57,653,677 shares of common stock outstanding on March 22, 2018 plus shares of common stock otherwise deemed outstanding under applicable SEC rules. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.
Unless otherwise indicated, the principal address of each of the stockholders below is c/o Five9, Inc., Bishop Ranch 8, 4000 Executive Parkway, Suite 400, San Ramon, CA 94583.

	Beneficial Ownership
Name of Beneficial Owner	Common Stock		Options Exercisable Within 60 Days	RSUs Vesting Within 60 Days	Total Number of Shares Beneficially Owned		Percent
5% Stockholders:
T. Rowe Price Associates, Inc.	4,789,386		—	—	4,789,386	(1)	8.3%
The Vanguard Group, Inc	4,097,629		—	—	4,097,629	(2)	7.1%
BlackRock, Inc.	3,721,206		—	—	3,721,206	(3)	6.5%
Named Executive Officers and Directors:
Barry Zwarenstein	340,290	(4)	204,741	—	545,031		*
Daniel Burkland	66,033	(5)	376,428	—	442,461		*
Gaurav Passi	—		12,219	—	12,219		*
Scott Welch	11,325		17,921	—	29,246		*
Michael Burkland	578,392	(6)	470,616	—	1,049,008		1.8%
Jack Acosta	229,673	(7)	—	7,155	236,828		*
Kimberly Alexy	32,173	(8)	87,500	7,155	126,828		*
Michael Burdiek	34,809		—	7,155	41,964		*
David DeWalt	67,173	(9)	265,400	7,155	339,728		*
David S. Welsh	19,294		—	7,155	26,449		*
Robert Zollars	77,173	(10)	87,500	7,155	171,828		*
All current directors and executive officers as a group (11 persons)	1,456,335		1,522,325	42,930	3,021,590		5.1%

*	Represents beneficial ownership of less than one percent (1%).
(1)
Represents shares beneficially owned by T. Rowe Price Associates, Inc. or Price Associates, based on the Schedule 13G/A filed by Price Associates on February 14, 2018. According to the Schedule 13G/A, Price Associates has sole voting power with respect to 906,430 shares and sole dispositive power with respect to 4,789,386 shares. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)
Represents shares beneficially owned by The Vanguard Group, Inc., or Vanguard, based on the Schedule 13G filed by Vanguard on February 8, 2018. According to the Schedule 13G, Vanguard has sole voting power with respect to 104,246 shares, shared voting power with respect to 3,500 shares, sole dispositive power with respect to 3,994,427 shares and shared dispositive power with respect to 103,202 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Represents shares beneficially owned by BlackRock, Inc., or BlackRock, based on the Schedule 13G filed by BlackRock on February 1, 2018. According to the Schedule 13G, BlackRock has sole voting power with respect to 3,602,979 shares and sole dispositive power with respect to 3,721,206 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)	Consists of 97,469 shares directly owned by Barry Zwarenstein and 242,821 shares directly owned by a trust.
(5)	Consists of 45,836 shares directly owned by Daniel Burkland and 20,197 shares held by a trust.
(6)	Consists of 23,923 shares directly owned by Michael Burkland and 554,469 shares directly owned by a trust.
(7)	Consists of 15,000 shares directly owned by Jack Acosta and 214,673 shares held by a trust.
(8)	Consists of 15,000 shares directly owned by Kimberly Alexy and 17,173 shares held by a trust.
(9)	Consists of 15,000 shares directly owned by David DeWalt and 52,173 shares held by a trust.
(10)
Consists of 67,173 shares directly owned by Robert Zollars and 10,000 shares held by ZoCo L.P., that is a family limited liability partnership pursuant to which Mr. Zollars and his wife are general partners and Mr. Zollars’ children are limited partners.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The members of the Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of our common stock and their transactions in our common stock. Based solely on a review of the copies of those reports furnished to us, or written representations that no reports were required, we believe that, during the most recent fiscal year, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% or more beneficial owners were satisfied, except for one Form 4 for each of Mr. Zwarenstein and Mr. D. Burkland that was filed timely in 2017, but due to a clerical error incorrectly reported the number of options granted in one transaction, which has been amended to correct the clerical error. Additionally, one Form 4 for each of Mr. Zwarenstein, Mr. Welch and Mr. Passi was filed timely in 2018, but due to a clerical error incorrectly reported the number of options granted in one transaction, which has been amended to correct the clerical error.

EXECUTIVE COMPENSATION
Compensation Committee Report
The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
The Compensation Committee has reviewed and discussed with our management the Compensation and Analysis included in this Proxy Statement set forth below, Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017.
Submitted by the Compensation Committee of the Board of Directors:

Robert Zollars (Chair)
Kimberly Alexy
Michael Burdiek

Compensation Discussion and Analysis
As of December 31, 2017, we ceased to be an emerging growth company. Therefore, this year’s Proxy Statement includes additional detail regarding executive compensation that was previously not required, including this Compensation Discussion and Analysis, which provides information regarding our 2017 compensation program for the following named executive officers (“NEOs”) whose compensation is also set forth in the Summary Compensation Table and other compensation tables in this Proxy Statement:

•	Barry Zwarenstein - Interim Chief Executive Officer, Chief Financial Officer and Secretary

•	Daniel Burkland - President

•	Gaurav Passi - Executive Vice President, Products

•	Scott Welch - Executive Vice President, Cloud Operations and Platform Engineering

•	Michael Burkland - Executive Chairman and Former Chief Executive Officer and President
Effective December 2, 2017, Mr. Michael Burkland resigned from his positions as our Chief Executive Officer and President and was appointed Executive Chairman. In his role as Executive Chairman, Mr. Michael Burkland assists the Company with strategic initiatives, investor relations, talent development, organizational and other matters. Also effective December 2, 2017, the Board appointed Mr. Zwarenstein, our Chief Financial Officer, to the additional position of Interim Chief Executive Officer, and Mr. Daniel Burkland to the position of President.
Executive Summary
2017 Business Highlights
We achieved the following key financial results in 2017:

•	total revenue for 2017 increased 24% to a record $200.2 million, compared to $162.1 million in 2016.

•	operating cash flow for 2017 was $11.1 million, compared to operating cash flow of $6.8 million in 2016.

•	net loss decreased 24% to $(9.0) million, or $(0.16) per basic and diluted share in 2017, compared to net loss of $(11.9) million, or $(0.23) per basic and diluted share, in 2016.
2017 Executive Compensation Actions
In line with our performance and compensation objectives, the following actions related to 2017 compensation for our NEOs were approved:

•
Base Salary During 2017, the Compensation Committee increased the base salaries of Mr. Daniel Burkland and Mr. Passi to reflect promotions to new positions and their respective increased responsibilities in those positions. No other NEOs received base salary increases in 2017.

•
Annual Cash Incentive Awards In February 2017, the Compensation Committee approved performance targets for 2017 that were used to determine the amount of cash bonus awards that could be earned on a quarterly basis by our NEOs. Consistent with 2016, performance targets with respect to revenue and Adjusted EBITDA (and, in the case of Mr. Daniel Burkland, bookings) were established to focus our NEOs on key quarterly company financial goals contained in our annual operating plan, as well as individual performance objectives (other than Mr. Michael Burkland, whose bonus was determined solely based on our company financial goals). We exceeded the target levels established for our company financial goals in each quarter in 2017, and, after taking into account achievement of each NEO’s met individual performance objectives, the NEOs received an average payout of 111% of each NEO’s target bonus opportunity.

•
Equity Awards In 2017, the Compensation Committee continued its practice of providing annual equity awards in the form of stock options and service-based restricted stock units. Mr. Zwarenstein and Mr. Daniel Burkland also received promotional equity grants to reflect their promotions to new positions and their respective increased responsibilities in those positions.

2017 Executive Compensation Policies and Practices
We endeavor to design and implement our executive compensation policies and practices in accordance with sound governance standards. The Compensation Committee meets regularly throughout the year to review our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices continued in effect during 2017:

•	Independent Compensation Committee The Compensation Committee is comprised solely of independent directors.

•
Independent Compensation Committee Advisor The Compensation Committee engaged its own compensation consultant to assist with its 2017 compensation reviews and determinations. This consultant performed no consulting or other services for us.

•
Annual Executive Compensation Review The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on us.

•
Executive Compensation Policies and Practices Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

•
Compensation At-Risk Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders.

•	No Perquisites We do not provide any perquisites or other personal benefits to our executive officers, other than standard relocation benefits.

•	No Tax Reimbursements We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits.

•	No Special Health or Welfare Benefits Our NEOs participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

•	No Post-Employment Tax Reimbursements We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

•
“Double-Trigger” Change in Control Arrangements All change in control payments and benefits for our current executive officers are based on a “double-trigger” arrangement (that is, they require both a change in control plus a qualifying termination of employment before payments and benefits are paid), other than certain change in control vesting rights for Mr. Daniel Burkland that he previously negotiated in connection with joining the Company in 2009.

•	Minimum Share Ownership Our board members and executive officers, including our NEOs, are subject to stock ownership guidelines described in greater detail below.

•
Hedging and Pledging Prohibited We prohibit our employees and directors, including our NEOs, from engaging in transactions that are of a speculative nature, including entering into any short sales, put option contracts, transaction in straddles or similar arrangements based on our securities. We also prohibit our employees, including our NEOs, from pledging our securities.

2017 Stockholder Advisory Votes on Executive Compensation
Beginning with this Annual Meeting, our stockholders will have the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules (a “say-on-pay” vote). We value the opinion of our stockholders and will consider the outcome of future say-on-pay votes, including the vote to be held at this Annual Meeting, as well as feedback received throughout the year, when making compensation decisions for our NEOs. In addition, at this Annual Meeting, our stockholders will have the opportunity to vote, on an advisory basis, on the frequency of future say-on-pay votes regarding the compensation of the NEOs (commonly known as a “say-on-frequency” vote). As described in Proposal 3, the Board recommends that such say-on-pay votes occur on an annual basis. See Proposals 2 and 3 in this Proxy Statement for further information on the say-on-pay and say-on-frequency advisory votes.
Compensation Philosophy and Objectives
We believe that the quality, skills, and dedication of our NEOs are critical factors affecting our performance and stockholder value. Accordingly, the key objective of our executive compensation program is to attract, retain, and motivate superior executive talent while maintaining an appropriate cost structure. In addition, we seek to implement a pay-for-performance philosophy by designing our executive compensation program to link a substantial component of our NEOs’ target total direct compensation to the achievement of financial and strategic performance objectives that directly correlate to key company objectives and the long-term enhancement of stockholder value. Thus, the Compensation Committee believes that the compensation paid to our NEOs should be closely aligned with our corporate performance on both a short-term and long-term basis, linked to specific, measurable results such as revenue and Adjusted EBITDA, and that such compensation should assist us in motivating and retaining the key executive officers critical to our long-term success. Finally, our executive compensation program is designed to maintain an appropriate balance of annual and long-term incentive compensation opportunities to ensure an appropriate focus on operational objectives and the creation of long-term stockholder value.
Design and Approval of Our 2017 Compensation Program
As we were an emerging growth company until December 31, 2017, we structured our executive compensation program to have the flexibility to meet the demands of the dynamic nature of our business and the competitive market for executive talent in our industry. Therefore, our pay mix and annual incentive program for 2017 reflects the Compensation Committee’s ability to react quickly to retain and motivate our key executives. To accomplish the foregoing objectives, for 2017, the Compensation Committee structured our executive compensation program to include the following principal compensation elements:

•	base salaries at levels that we believe allow us to attract and retain key executive officers;

•
quarterly cash incentive compensation opportunities tied to the achievement of pre-established quarterly performance goals related to important financial objectives set forth in our annual operating plan;

•
long-term incentive compensation using a mix of restricted stock unit and stock options, to align the interests of our executive officers with those of our stockholders and to promote our performance and retention objectives; and

•	limited post-employment compensation arrangements payable on an involuntary termination of employment.
Generally, the Compensation Committee seeks to allocate a significant portion of our NEOs’ target total direct compensation opportunity to elements that are performance-based and, therefore, “at risk,” including quarterly cash incentives. However, the Compensation Committee does not maintain formal policies for allocating between short-term and long-term compensation or between cash and non-cash compensation. Instead, the Compensation Committee maintains flexibility and adjusts different elements of compensation based upon its evaluation of our financial position (including cash needs), the impact on stockholder dilution, hiring and retention concerns, and the compensation level and mix paid by our compensation peer group.

While compensation levels and weighting of performance goals may differ among our NEOs based on the role, responsibilities and performance of each individual, there are no material differences in the compensation philosophy, policies, or practices among our NEOs.
Role of Compensation Committee
The Compensation Committee is the primary architect of our executive compensation program. The Compensation Committee conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy, reflective of our compensation philosophy and designed to incentivize our executives to accomplish key corporate objectives. The Compensation Committee also reviews market trends and changes in compensation practices. Based on its review and assessment, the Compensation Committee approves annual changes in our executive compensation program.
For 2017, the Compensation Committee reviewed and approved the compensation for each of our NEOs. The Compensation Committee also administered our equity compensation plans, and evaluated the effectiveness of our overall executive compensation program.
The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The current charter, which was most recently updated in February 2018, is available at http://investors.five9.com/governance.
Role of Executive Officers
In formulating its compensation decisions, the Compensation Committee meets with our Chief Executive Officer to obtain his feedback and recommendations with respect to the structure of our executive compensation program, as well as his assessment of the performance of each of the other executive officers and his recommendations on the compensation for each other executive officer. In addition, our Chief Executive Officer and Vice President of Human Resources develop recommendations for performance metrics and target award opportunities under our annual cash incentive compensation program based on our annual operating plan, as well as provide information at quarter end regarding individual and company performance.
The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and considers them as one factor in determining the compensation for our executive officers, including our other NEOs. Our Chief Executive Officer recuses himself from all discussions and recommendations regarding his own compensation.
Role of Compensation Consultant
The Compensation Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel, accounting, and other advisors. During 2017, the Compensation Committee continued to directly engage Compensia, Inc., a national compensation consulting firm (“Compensia”), as its advisor for executive officer and director compensation, and broad based equity compensation matters. More specifically, Compensia:

•	reviewed and provided market data on executive officer and director cash and equity compensation for 2017 compensation planning;

•	reviewed and provided recommendations on the annual and long-term incentive compensation award design;

•	reviewed and provided recommendations regarding certain of our compensation-related policies, including our stock ownership guidelines;

•	reviewed and provided an analysis of annual share utilization and stockholder dilution levels resulting from our employee stock plans; and

•	reviewed and provided comments on the Compensation Discussion & Analysis section of our Proxy Statement for 2017.
In 2017, the Compensation Committee considered the independence of Compensia in light of the listing standards of NASDAQ on compensation committee independence and the rules of the Securities and Exchange Commission. Based on these standards and rules, the Compensation Committee concluded that the work performed by Compensia did not raise a conflict of interest.

Competitive Positioning
In July 2016, the Compensation Committee directed Compensia to develop and recommend a compensation peer group to be used as a reference in its executive compensation deliberations for 2017. Among other things, Compensia developed this compensation peer group to reflect our market capitalization, recognize our evolving business focus, and account for acquisitions of prior peer companies. The companies in this compensation peer group were selected on the basis of their similarity to us, based on the following criteria:

•	similar revenue size - ~0.5x to ~2.0x our last four quarter revenue of approximately $150 million as of the second quarter of 2016 (approximately $75 million to approximately $300 million);

•	similar market capitalization - ~0.3x to ~3.0x our market capitalization of $593 million as of July 1, 2016 (approximately $195 million to approximately $1.8 billion);

•	Industry - SaaS companies;

•	executive positions similar in breadth, complexity, and/or scope of responsibility; and

•	competitors for executive talent.
As a result, in July 2016, the Compensation Committee approved a revised compensation peer group for use in 2017 consisting of the following companies:

2U	HubSpot	Qualys
8x8	inContact	RingCentral
AppFolio	Instructure	SPS Commerce
Benefitfocus	MINDBODY	Workiva
Castlight Health	Model N	Xactly
ChannelAdvisor	Q2 Holdings	Zendesk
To analyze the compensation practices of the companies in our compensation peer group, Compensia gathered data from public filings (primarily proxy statements) for the peer group companies. This market data was then used as a reference point for the Compensation Committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts. While the Compensation Committee does not target any component of our executive compensation program to a particular level versus the competitive market, our Compensation Committee generally refers to a range of the 50th to the 75th market percentile when making its executive compensation decisions.
Going forward, the Compensation Committee intends to review and update the compensation peer group at least annually and make adjustments to its composition when appropriate, taking into account changes in both our business and the businesses of the companies in the peer group.
Key Elements of Our 2017 Executive Compensation Program
Base Salary
We pay a base salary to each of our NEOs to provide a base level of fixed income for services rendered, and the Compensation Committee attempts to establish base salaries for our NEOs that are competitive with those received by individuals in similar positions at the companies in our compensation peer group. At the start of 2017, the Compensation Committee evaluated our performance in 2016 and the performance of our NEOs. Consistent with the Compensation Committee’s policy to increase “at risk” compensation and improve the balance between base salary and incentive compensation, the Compensation Committee approved no changes to the base salary of our NEOs from 2016, with the exception of Mr. Passi, who had been promoted during 2016 but had not yet received an increase in his base salary to recognize his increased responsibilities. In addition, effective December 2, 2017, the Compensation Committee increased Mr. Daniel Burkland’s base salary to $400,000 in connection with his promotion to President.

The annual base compensation of our NEOs for 2017 and 2016 was as follows. The 2017 base salaries of Mr. Daniel Burkland and Mr. Michael Burkland set forth below are pro-rated based on changes to their base salaries during 2017. In addition, the 2016 base salary of Mr. Daniel Burkland is pro-rated based on changes to his base salary during 2016.

NEO	2017 Base Salary	2016 Base Salary	% Change
Barry Zwarenstein	$367,189	$367,189	—%
Daniel Burkland (1)	331,164	318,891	4%
Gaurav Passi	327,750	280,000	17%
Scott Welch	327,750	327,750	—%
Michael Burkland (2)	502,935	530,400	(5)%

(1)	Effective December 2, 2017, Mr. Daniel Burkland’s base salary was increased to $400,000 in connection with his promotion to President.

(2)
Effective December 2, 2017, Mr. Michael Burkland resigned from his positions as Chief Executive Officer and President and was appointed as Executive Chairman. Under his Executive Chairman independent contractor agreement, he receives annual cash compensation of $200,000 and continued healthcare benefits in consideration of his advice and consultation on strategic initiatives, investor relations, talent development, organizational and other matters. Mr. Michael Burkland’s 2017 base salary as our former Chief Executive Officer and President was 530,400.

Annual Cash Incentive Compensation
We use performance-based cash incentives to motivate our executive officers, including our NEOs, to focus on specific goals established by the Board in our annual operating plan, to provide additional cash compensation opportunities beyond base salary in a manner that is consistent with our peers’ practices, and to recognize and reward achievement at or above our pre-established levels of performance.
2017 Bonus Program and Target Bonus Amounts
Consistent with 2016, in 2017, each of our executive officers, including our NEOs, was eligible to earn cash bonuses under our annual cash incentive program (the “2017 Bonus Program”) on a quarterly basis. Funding of the 2017 Bonus Program was based upon company financial performance and each NEO’s individual performance for each quarter in 2017 as summarized below:

Name	Financial Performance Target Weight (1)	Individual Performance Target Weight (2)
Barry Zwarenstein	75%	25%
Dan Burkland	37.5%	62.5%
Scott Welch	75%	25%
Gaurav Passi	75%	25%
Mike Burkland	100%	—%

(1)
Financial performance was based upon our achievement of predetermined revenue and Adjusted EBITDA targets using a weighting of 80% for performance achieved against the revenue target and 20% for performance achieved against the Adjusted EBITDA target.

(2)
Individual performance was based on the achievement of individual objectives consistent with the key strategic goals established by the Board. Mr. Daniel Burkland’s individual objectives are based on a combination of bookings commissions (50%) and key individual strategic goals (12.5%).

At the start of 2017, the Compensation Committee reviewed each NEO’s target bonus opportunity, and, after taking into account internal pay equity with our other executive officers, pay practices within our compensation peer group, and market compensation data provided by Compensia, the Compensation Committee determined to increase Mr. Zwarenstein’s target bonus percentage to 45% of his then-base salary, Mr. Daniel Burkland’s target bonus percentage to 100% of his then-base salary, and Mr. Michael Burkland’s target bonus percentage to 65% of his then-base salary.
In connection with his promotion to Interim Chief Executive Officer, the Compensation Committee increased Mr. Zwarenstein’s target bonus percentage to 75% of his base salary, effective December 2, 2017.
The following table shows the changes to each NEO’s annual target bonus opportunity during 2017:

	Annual Target Bonus as of the end of 2017		Annual Target Bonus as of the end of 2016		% Change in Dollar Value of Annual Target Bonus
NEO	% of Base Salary	Amount	% of Base Salary	Amount
Barry Zwarenstein (1)	75%	$275,000	40%	$147,000	87%
Daniel Burkland (2)	81%	325,000	78%	247,000	32%
Gaurav Passi	50%	164,000	50%	140,000	17%
Scott Welch	50%	164,000	50%	164,000	—%
Michael Burkland (3)	65%	316,644	60%	320,000	(1)%

(1)
Effective December 2, 2017, Mr. Zwarenstein’s annual target bonus increased to $275,000 in connection with his promotion to Interim Chief Executive Officer. His fourth quarter bonus for 2017 was prorated based on a target bonus of $165,235 for the period from October 1, 2017 through December 1, 2017 and a target bonus of $275,000 for the period from December 2, 2017 to December 31, 2017. Therefore, his target bonus for the full year was approximately $174,258.

(2)	Effective December 2, 2017, Mr. Daniel Burkland’s base salary was increased to $400,000 in connection with his promotion to President; however, his annual target bonus amount remained at $325,000.

(3)
Mr. Michael Burkland remained eligible to receive a bonus for the fourth quarter of 2017, prorated for the period from October 1, 2017 through December 1, 2017. His annual target bonus for 2017 was increased to $345,000 in the first quarter of 2017.

2017 Bonus Program: Company Financial Performance
Consistent with 2016, in February 2017, the Compensation Committee approved revenue and Adjusted EBITDA performance targets for each quarter based on our annual operating plan approved by the Board. The Compensation Committee chose revenue and Adjusted EBITDA as performance criteria for the 2017 Bonus Program because they are key performance indicators used by us in managing our business, and are linked to our growth and profitability and the creation of long-term stockholder value. For purposes of the 2017 Bonus Program, Adjusted EBITDA equals net income (loss) before (1) depreciation and amortization, (2) stock-based compensation, (3) interest income, expense and other, (4) provision for income taxes, and (5) other unusual items that do not directly affect what we consider to be our core operating performance. Achievement below 90% of the revenue target, or $500,000 below the Adjusted EBITDA target, resulted in no cash payout with respect to such target. Achievement up to 125% of the revenue target resulted in increasing payouts up to a maximum payout of 150% of the portion of the target bonus allocated to the revenue target. Achievement up to $2,000,000 over the Adjusted EBITDA target resulted in increasing payouts up to a maximum payout of 180% of the portion of the target bonus allocated to the Adjusted EBITDA target. In the event that our actual Adjusted EBITDA was more than $500,000 below the Adjusted EBITDA target, the maximum cash payout for achieving the revenue target would have been 100% of the revenue target bonus.
After the conclusion of each quarter, the Compensation Committee determined achievement against those targets and approved the corresponding payout to each of our NEOs.

The following table summarizes our achievement of the revenue and Adjusted EBITDA targets for each quarter in 2017.

	Revenue			Adjusted EBITDA
Quarter Ending	Target	Actual	Payout	Target	Actual	Payout
	in million	in million	%	in million	in million	%
March 31, 2017	$45.8	$47.0	105.4%	$1.2	$2.6	154.7%
June 30, 2017	46.5	47.7	105.4%	1.6	3.0	153.3%
September 30, 2017	49.5	50.1	102.2%	2.7	5.2	180.0%
December 31, 2017	54.0	55.4	105.1%	5.3	6.8	161.1%

2017 Bonus Program: Individual Performance Objectives
Payout of the individual performance objectives component of the 2017 Bonus Program was based on achievement of challenging, but achievable, individual strategic objectives for each NEO (other than Mr. Michael Burkland, whose bonus was determined solely based on our financial performance) that aligned with our key strategic goals established by the Board. Each applicable NEO’s quarterly individual strategic objectives generally included results to be achieved in the NEO’s function or area, such as achievement of corporate development initiatives and technological milestones, successful releases of new products or updates, hiring and retention of key employees, and increased efficiency and gross margins. In each quarter of 2017, the Compensation Committee determined that our NEOs with individual performance objectives achieved between 94% and 100% of their quarterly individual strategic objectives.
50% of Mr. Daniel Burkland’s bonus under the 2017 Bonus Program was based on achievement of certain bookings levels against the quarterly bookings quotas for our larger and smaller clients. In the four quarters of 2017, the Compensation Committee determined that Mr. Daniel Burkland achieved commissions of $37,807, $38,371, $39,403 and $37,666, respectively.
2017 Bonus Program: 2017 Payment Summary
The following table summarizes the total payments made to each of our NEOs for 2017 as a result of the achievement of the company financial and individual performance objectives described above.

NEO	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017 Payout	% of Target (1)
Barry Zwarenstein	$45,843	$45,852	$46,492	$56,026	$194,213	111%
Daniel Burkland (2)	83,094	83,564	85,432	83,050	335,140	103%
Gaurav Passi	45,500	44,996	46,247	45,906	182,649	111%
Scott Welch	45,602	45,304	46,144	46,010	183,060	112%
Michael Burkland	99,446	99,184	101,542	69,096	369,268	117%

(1)	The achievement percentages for Messrs. Zwarenstein and Michael Burkland are based on their prorated 2017 target bonus amounts of $174,258 and $316,644, as described in further detail above.

(2)
Mr. Daniel Burkland’s quarterly bonuses are funded 62.5% based on individual performance, with 50% based on bookings commissions and 12.5% based on key individual strategic goals established by the Committee.

Long-Term Incentive Compensation
We provide equity compensation opportunities to our executive officers, including our NEOs, to align their financial interests with those of our stockholders and to provide compensation that is consistent with the practices of our compensation peer group so that we can attract and retain qualified talent. At this time, we only grant stock options and service-based restricted stock units (“RSUs”) for annual retention and promotion purposes, as we believe these awards provide an incentive for our NEOs to enhance stockholder value. Our stock options and RSUs generally vest over four year vesting schedules, depending on the type of award and the recipient’s continued service through each vesting date.

2017 Equity Awards
In the first quarter of 2017, the Compensation Committee made ordinary course stock option and service-based RSU grants to our NEOs, the size of which were determined after taking into account internal pay equity with our other executive officers, pay practices within our compensation peer group, and market compensation data provided by Compensia. In addition, in connection with their promotions effective in December 2017, the Compensation Committee granted a mix of stock options and service-based RSUs to Mr. Zwarenstein and Mr. Daniel Burkland with aggregate grant date fair values of approximately $0.5 million and $1.9 million, respectively.
The following table shows the number and grant date fair value of stock options and RSUs originally granted to each of our NEOs during 2017.

NEO	RSUs Granted (#)	Stock Options Granted (#)	Aggregate Grant Date Fair Value of RSUs and Stock Options ($)
Barry Zwarenstein	37,086	79,697	$1,383,622	(1)
Daniel Burkland	64,401	136,832	2,732,715	(2)
Gaurav Passi	33,230	68,549	1,079,912
Scott Welch	24,000	49,507	779,940
Michael Burkland	87,753	181,020	2,851,785

(1)
Includes approximately $0.5 million in promotional stock options and RSUs granted in connection with Mr. Zwarenstein’s appointment as Interim Chief Executive Officer effective December 2, 2017, which vest over one year from the vesting commencement date.

(2)	Includes approximately $1.9 million in promotional stock options and RSUs granted in connection with Mr. Daniel Burkland’s appointment as President effective December 2, 2017.
Former CEO Transition
Following his resignation from his positions as our Chief Executive Officer and President in December 2017, Mr. Michael Burkland continued to serve as a director of the Company and continued to vest in his then-outstanding equity awards in accordance with the Company’s standard vesting terms, which provide for continued vesting so long as the award holder remains in service as an employee, director or consultant. However, under applicable accounting rules, Mr. Michael Burkland’s change in status from an employee and director to solely a director resulted in incremental stock-based compensation expense in respect of his RSUs and stock options that were unvested and outstanding on his resignation date, which expense will be recognized over the remaining vesting period of such awards. Refer to footnote (2) to the “Summary Compensation Table” for additional information. In addition, in connection with his resignation, the Company and Mr. Michael Burkland entered into an independent contractor agreement pursuant to which Mr. Michael Burkland would assist the Company with strategic initiatives, investor relations, talent development, organizational and other matters. Under the terms of the independent contractor agreement, Mr. Michael Burkland’s then-outstanding equity awards remain outstanding, will continue to vest according to the terms of the applicable award agreements and will accelerate in full immediately prior to a change in control, in each case, subject solely to Mr. Michael Burkland’s continued service on the Board.
Health, Welfare, and Other Benefits
We currently do not provide special employee benefits for our NEOs. We do maintain a 401(k) plan that provides eligible employees with an opportunity to save for retirement, subject to applicable annual Internal Revenue Code limits. We did not provide any matching contributions under the 401(k) plan in 2017. Consistent with market practices and our retention goals, we provide these broad based employee benefits to our NEOs on the same terms and conditions as our other employees.
Each of our NEOs is employed on an at-will basis.
Perquisites and Other Personal Benefits
Currently, we do not provide any perquisites or other personal benefits to our NEOs other than standard relocation benefits if applicable. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Key Employee Severance Plan
Each of our current NEOs participates in our Key Employee Severance Plan (the “Severance Plan”), which provides severance benefits, including “double trigger” benefits in the event of a qualifying termination of employment in connection with a change of control, as more fully described under “Potential Payments Upon Termination or Change of Control” below. The Compensation Committee believes the Severance Plan maximizes stockholder value because it prevents an unintended windfall to our executive officers in the event of a change of control, while still providing them appropriate incentives to cooperate in negotiating a transaction involving a potential change of control in which they believe they may lose their jobs. We believe providing the Severance Plan helps us compete for and retain executive talent. We believe that the payments and benefits under the Severance Plan are generally comparable with severance packages offered to the NEOs of the companies in our compensation peer group.
Key Elements of Our 2018 Executive Compensation Program
In setting 2018 compensation, the Compensation Committee decided not to make any changes to the base salary or target bonus amounts or percentages of our executive officers from the end of 2017, consistent with its policy to increase “at risk” compensation and improve the balance between base salary and incentive compensation. For our 2018 Bonus Program, the Compensation Committee decided to continue to use the same quarterly payout structure and corporate financial performance goals (revenue and Adjusted EBITDA), and set the levels of achievement based on our annual operating plan for 2018. In 2018, Mr. Zwarenstein’s bonus opportunity will be determined based solely on corporate financial performance goals during the period of time in which he serves as our Interim Chief Executive Officer, after which, assuming he continues to serve as our Chief Financial Officer, his bonus opportunity will be determined based 75% on corporate financial performance goals and 25% on individual objectives (consistent with his performance goal mix prior to his promotion to Interim Chief Executive Officer in December 2017). Consistent with 2017, the Compensation Committee also granted a mix of stock options and service-based RSUs to our executive officers, the size of which were determined based on pay practices within our compensation peer group, and market compensation data provided by Compensia.
Additional Policies and Considerations in our Executive Compensation Program
Equity Award Grant Policy
The Compensation Committee has adopted an equity award grant policy that establishes a predictable and deliberative process for consideration and approval of equity awards. Under the policy, new hire, promotion or retention equity awards have a grant date of the later of the date on which the grantee’s employment begins, promotion is effective or retention event occurs and the date on which all necessary corporate actions for the approval of the applicable equity award are complete. Regular annual equity awards have a grant date that is on or after the date of approval of the equity award by the Compensation Committee. The equity award grant policy also includes rules on how we calculate the number of shares subject to equity awards granted based on a target grant date dollar value.
The exercise price of all newly issued stock options and stock appreciation rights must be equal to or greater than the fair market value of our common stock on the date of grant.

Director and Officer Stock Ownership Guidelines
In November 2017, the Compensation Committee adopted stock ownership guidelines (“Stock Ownership Guidelines”) that apply to our directors and executive officers. The Compensation Committee adopted the Stock Ownership Guidelines because it believes that stock ownership promotes alignment with our stockholder interests. The Stock Ownership Guidelines are based on the lesser of a multiple of base salary (or cash retainer, in the case of non-employee directors) and a fixed number of shares of our common stock, as set forth below, provided that if the closing price of our common stock on any compliance measurement date is less than $10 per share, only the share-based guidelines will apply:

Position	Guidelines
Directors	Lesser of 300% of annual retainer or 9,000 shares
CEO	Lesser of 300% of annual base salary or 160,000 shares
Other Executive Officers	Lesser of 100% of annual base salary or 30,000 shares
Shares owned plus vested, in the money, stock options are counted toward the ownership requirement. Our directors and executive officers are expected to meet their respective ownership requirements by the later of five years after the Stock Ownership Guidelines were adopted or within five years after being appointed, hired or promoted into a role covered by the Stock Ownership Guidelines. Compliance with the Stock Ownership Guidelines is measured at the end of each year using our 90-trading day average stock price. As of March 22, 2018, all of our directors and executive officers except one had satisfied their applicable ownership requirements, and the one officer is expected to meet his ownership requirement within the compliance window described above.
Derivatives Trading, Hedging and Pledging Policy
Our Insider Trading Policy includes a policy regarding the trading of derivatives and the hedging of our equity securities by our employees, including our NEOs, and members of the Board. This policy provides that all employees and members of the Board are prohibited from engaging in transactions that are of a speculative nature at any time, including, but not limited to, put options. In addition, all employees and members of the Board are prohibited from short-selling our common stock or engaging in transactions involving our derivative securities (including put option contracts, transacting in straddles, and the like) and holding our securities in a margin account and pledging our securities as collateral for a loan.
Clawback Policy
We have not yet implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a clawback policy covering our incentive-based compensation arrangements once the SEC adopts final rules implementing the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Tax and Accounting Considerations
Deductibility of Executive Compensation
The Compensation Committee does not consider the deductibility of executive compensation as a material factor when determining the form, size and terms of executive compensation elements. The Compensation Committee reserves the discretion, in its judgment, to authorize compensation payments that do not comply with an exemption from the deduction limit when it believes that such payments are in the best interests of us and our stockholders.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We are not obligated to provide any NEO with a “gross-up” or other reimbursement payment for any tax liability that he or she may owe as a result of the application of Sections 280G or 4999 in the event of a change in control. While the Compensation Committee considers deductibility of compensation as one of many factors when determining the form, size and terms of executive compensation elements, the Compensation Committee retains the discretion, in its judgment, to authorize compensation payments that may not be fully deductible under Section 280G of the Code when it believes that such payments are in the best interests of us and our stockholders.
Accounting for Stock-Based Compensation
The Compensation Committee considers the accounting impact of equity awards when designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC 718, the standard which governs the accounting treatment of stock-based compensation awards. However, accounting cost is just one factor considered when designing such compensation plans and arrangements for our NEOs and other employees.

Compensation-Related Risks
In July 2017, the Compensation Committee, with the assistance of Compensia, reviewed our compensation policies and practices applicable to all employees and determined that our compensation programs do not encourage excessive or inappropriate risk-taking. The Compensation Committee believes that the design and mix of our compensation programs appropriately encourages our executive officers and other employees to focus on the creation of long-term stockholder value. In its review, the Compensation Committee noted the following features:

•	the compensation program includes a reasonable mix of cash, short-term incentive and equity compensation, with the vesting of equity compensation tied to multi-year time periods;

•
the performance goals for the 2017 Bonus Program are based on a mix of corporate goals and individual performance, with payouts capped if the corporate goals are achieved below a certain threshold; and

•	we have formal policies in place for equity administration, insider trading, hedging and pledging and we annually review succession plans for key executives.

Summary Compensation Table
The following table summarizes all compensation earned by or paid to our Interim Chief Executive Officer and Chief Financial Officer and the three other most highly compensated executive officers at the end of December 31, 2017, 2016 and 2015. In addition, included the table is our former Chief Executive Officer and President, who resigned from those positions and became Executive Chairman of our Board effective December 2, 2017. We refer to these current and former executive officers as our named executive officers (“NEOs”).

Name and Principal Position	Year (1)	Salary		Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total Compensation
		($)		($)	($)	($)	($)	($)
Barry Zwarenstein	2017	$367,189		$689,571	$694,051	$194,213	$530	$1,945,554
Interim Chief Executive Officer and Chief Financial Officer	2016	367,189		381,297	372,707	169,004	530	1,290,727

Daniel Burkland	2017	330,966		1,359,458	1,373,257	335,140	320	3,399,141
President	2016	318,891		905,399	926,135	281,383	320	2,432,128
	2015	317,669		—	—	247,424	187	565,280

Gaurav Passi	2017	327,750		539,988	539,924	182,649	—	1,590,311
Executive Vice President, Products

Scott Welch	2017	327,750		390,000	389,940	183,060	530	1,291,280
Executive Vice President, Cloud Operations and Platform Engineering	2016	327,750		264,225	258,321	188,506	530	1,039,332
	2015	327,750		552,000	—	105,735	309	985,794

Michael Burkland	2017	504,648	(5)	1,425,986	1,425,799	369,268	3,183	3,728,884
Executive Chairman, Former Chief Executive Officer and President	2016	530,401		1,016,250	995,156	385,465	530	2,927,802
	2015	530,401		—	—	391,510	309	922,220

(1)	Mr. Zwarenstein first became a named executive officer in 2016 and Mr. Passi first became a named executive officer in 2017.

(2)
The aggregate grant date fair value of equity awards in this column has been calculated in accordance with FASB ASC Topic 718. See Note 7 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of assumptions made in determining the grant date fair value of equity awards. These amounts do not correspond to the actual value that our NEOs will recognize. Our NEOs will only realize compensation from these awards to the extent they meet the vesting requirements under the awards. In addition, Mr. Michael Burkland’s resignation as Chief Executive Officer and President on December 2, 2017 resulted in an accounting modification in respect of his RSUs and options that were unvested and outstanding on his resignation date, due to his change in status from an employee and director to solely a director. The incremental stock-based compensation expense associated with such change in status was $2,916,306 and $4,315,527 in respect of such RSUs and options, respectively, which amounts are not reported in the table above because Mr. Burkland’s continued vesting for his service as a director following his resignation was included in the terms of his original awards.

(3)
Amounts in this column represent amounts earned under our 2017, 2016 and 2015 Bonus Programs based on the achievement of company and individual performance goals and other factors deemed relevant by our compensation committee. As discussed in the section above entitled “Compensation Discussion and Analysis - Key Elements of Our 2017 Executive Compensation Program,” the annual target bonus opportunities for Messrs. Zwarenstein, Daniel Burkland, Passi, Welch and Michael Burkland, as of the end of 2017 were 75%, 81%, 50%, 50% and 65%

of each NEO’s annual base salary, respectively. Mr. Zwarenstein’s target bonus amount was increased in December 2017 in connection with his promotion to Interim Chief Executive Officer.

(4)
The 2017 amounts represent life insurance paid by us for the named executive officers. The 2017 amount for Mr. Michael Burkland also includes health insurance premium of $2,698 paid by us as part of his compensation under his Executive Chairman independent consultant agreement effective December 2, 2017.

(5)
Amount includes consulting fees of $16,438 earned by Mr. Michael Burkland as part of Mr. Burkland’s compensation under his Executive Chairman independent contractor agreement effective December 2, 2017.

Grants of Plan-Based Awards
The following table presents information regarding grants of non-equity incentive and equity incentive awards to our NEOs during 2017.

Name	Grant Date		Grant Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target (1) $	All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (2) $
Barry Zwarenstein				$174,258
	2/23/2017		2/9/2017		26,676			$433,485
	2/23/2017		2/9/2017			55,029	$16.25	433,434
	12/18/2017	(3)	11/6/2017		10,410			256,086
	12/18/2017	(3)	11/6/2017			24,668	24.60	260,617
Daniel Burkland				325,000
	2/23/2017		2/9/2017		26,923			437,499
	2/23/2017		2/9/2017			55,537	16.25	437,436
	12/18/2017	(3)	11/6/2017		37,478			921,959
	12/18/2017	(3)	11/6/2017			81,295	24.60	935,821
Gaurav Passi				164,000
	2/23/2017		2/9/2017		33,230			539,988
	2/23/2017		2/9/2017			68,549	16.25	539,924
Scott Welch				164,000
	2/23/2017		2/9/2017		24,000			390,000
	2/23/2017		2/9/2017			49,507	16.25	389,940
Michael Burkland				316,644
	2/23/2017		2/9/2017		87,753			1,425,986	(4)
	2/23/2017		2/9/2017			181,020	16.25	1,425,799	(4)

(1)
This column sets forth the target annual bonus amount under our 2017 Bonus Program for each NEO. We do not establish thresholds or maximum annual bonus amounts for each individual NEO. Refer to “Key Elements of Our 2017 Executive Compensation Program” section above for more detail. Effective December 2, 2017, Mr. Zwarenstein’s annual target bonus increased to $275,000 in connection with his promotion to Interim Chief Executive Officer. His fourth quarter bonus for 2017 was prorated based on a target bonus of $165,235 for the period from October 1, 2017 through December 1, 2017 and a target bonus of $275,000 for the period from December 2, 2017 to December 31, 2017. Therefore, his target bonus amount for the full year was approximately $174,258.

(2)
Amounts reflect the grant date fair value of equity awards granted in 2017 in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the value of equity awards, see Note 7 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of assumptions made in determining the grant date fair value of equity awards. These amounts do not correspond to the actual value that the NEOs will recognize.

(3)
The Compensation Committee approved grants of RSUs and stock options to Mr. Zwarenstein and Mr. Daniel Burkland in connection with their promotions to Interim Chief Executive Officer and President, respectively, effective December 2, 2017.

(4)
Mr. Michael Burkland’s resignation as Chief Executive Officer and President on December 2, 2017 resulted in an accounting modification in respect to his RSUs and options that were unvested and outstanding on his resignation date, due to his change in status from an employee and director to solely a director. The incremental stock-based compensation expense associated with such change in status is not reported in the table above because Mr. Burkland’s continued vesting for his service as a director following his resignation was included in the terms of his original awards. Refer to footnote (2) to the “Summary Compensation Table” for additional information.

Outstanding Equity Awards at December 31, 2017
The following table provides information concerning each unexercised options or unvested RSUs held by our NEOs as of December 31, 2017. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. Please see the section below entitled “Potential Payments upon Termination or Change in Control” for accelerated vesting provisions that apply on certain terminations of employment.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested (1) ($)
Barry Zwarenstein	11/22/2013	88,860	—		$9.48	11/22/2023
	11/5/2014	41,500	23,605	(2)	4.25	11/5/2024
	3/9/2016	44,802	52,948	(2)	8.13	3/9/2026
	2/23/2017	11,464	43,565	(2)	16.25	2/23/2027
	12/18/2017	—	24,668	(4)	24.60	12/18/2027
	11/5/2014						13,750	(3)	$342,100
	3/9/2016						26,382	(3)	656,384
	2/23/2017						21,675	(3)	539,274
	12/18/2017						10,410	(5)	259,001
Daniel Burkland	12/15/2009	59,401	—		0.28	12/15/2019
	1/25/2013	46,327	—		4.84	1/25/2023
	11/22/2013	80,250	—		9.48	11/22/2023
	11/5/2014	100,979	30,021	(2)	4.25	11/5/2024
	3/9/2016	38,820	45,880	(2)	8.13	3/9/2026
	11/14/2016	23,099	62,193	(2)	14.39	11/14/2026
	2/23/2017	11,570	43,967	(2)	16.25	2/23/2027
	12/18/2017	—	81,295	(6)	24.60	12/18/2027
	11/5/2014						17,500	(3)	435,400
	3/9/2016						22,860	(3)	568,757
	11/14/2016						29,969	(3)	745,629
	2/23/2017						21,875	(3)	544,250
	12/18/2017						37,478	(7)	932,453
Gaurav Passi	12/18/2013	105	—		10.12	12/18/2023
	11/5/2014	979	10,771	(2)	4.25	11/5/2024
	3/9/2016	1,547	40,219	(2)	8.13	3/9/2026
	2/23/2017	4,508	54,268	(2)	16.25	2/23/2027
	8/12/2014						608	(3)	15,127
	11/5/2014						6,250	(3)	155,500
	11/11/2015						35,000	(7)	870,800

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested (1) ($)
	3/9/2016						20,040	(3)	498,595
	2/23/2017						27,000	(3)	671,760
Scott Welch	3/6/2014	85,792	11,719	(6)	12.24	3/6/2024
	11/5/2014	12,250	19,250	(2)	4.25	11/5/2024
	3/9/2016	9,881	36,698	(2)	8.13	3/9/2026
	2/23/2017	10,313	39,194	(2)	16.25	2/23/2027
	4/15/2014						3,903	(7)	97,107
	11/5/2014						11,250	(3)	279,900
	11/11/2015						43,750	(7)	1,088,500
	3/9/2016						18,282	(3)	454,856
	2/23/2017						19,500	(3)	485,160
Michael Burkland	5/20/2008	96,496	—		0.12	5/20/2018
	1/25/2013	49,464	—		4.84	1/25/2023
	11/22/2013	242,922	—		9.48	11/22/2023
	11/5/2014	245,895	73,105	(2)	4.25	11/5/2024
	3/9/2016	119,625	141,375	(2)	8.13	3/9/2026
	2/23/2017	37,712	143,308	(2)	16.25	2/23/2017
	11/5/2014						42,500	(3)	1,057,400
	3/9/2016						70,313	(3)	1,749,387
	2/23/2017						71,300	(3)	1,773,944

(1)
The amounts listed in this column represent the product of the closing market price of our common stock as of December 29, 2017, the last trading day of 2017, of $24.88 per share and the number of shares of stock or units subject to the award.

(2)
Award is subject to a four-year vesting schedule and the NEO’s continued service with the Company on each vesting date, with 1/48th of the options vest on each monthly anniversary following the applicable vesting commencement date, until all options are vested.

(3)
Award is subject to a four-year vesting schedule and the NEO’s continued service with the Company on each vesting date, with 1/16th of the total number of RSUs vest every three months after the vesting commencement date, until all RSUs are vested.

(4)
Award is subject to an one-year vesting schedule and the NEO’s continued service with the Company on each vesting date, with 1/12th of the total number of options vest monthly following the applicable vesting commencement date, until all options are vested.

(5)
Award is subject to an one-year vesting schedule and the NEO’s continued service with the Company on each vesting date, with 25% of the total number of RSUs vest every three months after the vesting commencement date, until all RSUs are vested.

(6)
Award is subject to a four-year vesting schedule and the NEO’s continued service with the Company on each vesting date, with 25% of the total number of options vest one year after the vesting commencement date, and 1/48th of the total number of options vest monthly thereafter until all options are vested.

(7)
Award is subject to a four-year vesting schedule and the NEO’s continued service with the Company on each vesting date, with 25% of the total number of RSUs vest on the first anniversary of the vesting commencement date, and 1/16th of the total number of RSUs vest every three months thereafter until all RSUs are vested.

Option Exercises and Stock Vested
The following table presents information concerning option exercises and vested RSUs for our NEOs during the year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Barry Zwarenstein	10,000	$202,200	30,476	$637,087
Daniel Burkland	162,500	3,138,534	42,697	889,794
Gaurav Passi	119,610	1,674,527	42,601	919,942
Scott Welch	135,660	1,828,530	64,484	1,383,844
Michael Burkland	1,048,081	19,203,031	90,203	1,887,984

(1)	Amount represents the excess of the fair market value of the shares at the time of the exercise over the exercise price of the stock options.

(2)	Amount is determined based on the closing market price of our common stock on the vesting date of such shares.
Potential Payments upon Termination or Change in Control
Our Board of Directors approved the Key Employee Severance Benefit Plan (the “Severance Plan”) to provide more consistency in severance benefit rights for our executive officers upon certain qualifying terminations, whether or not in connection with a change in control.
Under the Severance Plan, if an NEO’s employment with us is terminated by us without “cause” (as defined in the 2014 Plan) (other than due to death or disability), and such termination is not in connection with a “change in control” (as defined in the Severance Plan), then the NEO is eligible to receive:

•	a lump sum cash payment equal to 9 months (in the case of Mr. Zwarenstein), or 6 months (in the case of Messrs. Daniel Burkland, Gaurav Passi and Scott Welch) of his then-current base salary, and

•
either payment of the premiums for his continued post-termination health insurance coverage, or continued coverage under our health insurance plans for up to 9 months (in the case of Mr. Zwarenstein), or 6 months (in the case of Messrs. Daniel Burkland, Gaurav Passi and Scott Welch).

If an NEO’s employment with us is terminated by us without cause (other than due to death or disability) or by the NEO pursuant to a “constructive termination” (as defined in the Severance Plan), and in each case, such qualifying termination occurs within three months prior to, on or within twelve months after a change in control, then the NEO is instead eligible to receive:

•
a lump sum cash payment equal to 15 months (in the case of Mr. Barry Zwarenstein), or 12 months (in the case of Messrs. Daniel Burkland, Gaurav Passi and Scott Welch) of his then-current base salary and his target annual bonus opportunity,

•
either payment of the premiums for his continued post-termination health insurance coverage for up to 15 months (in the case of Mr. Zwarenstein), or 12 months (in the case of Messrs. Daniel Burkland, Gaurav Passi and Scott Welch), and

•	full accelerated vesting of his then-outstanding and unvested equity awards.
If the payments or benefits payable to under the Severance Plan would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after tax benefit to him. Each NEO must execute and deliver an effective release of claims and continue to comply with any applicable restrictive covenants in order to receive the payments and benefits provided for under the Severance Plan.
In addition to his benefits under the Severance Plan, Mr. Daniel Burkland has certain vesting rights upon a change in control that he previously negotiated in connection with joining the Company in 2009. Pursuant to these previously negotiated vesting rights, in the event of a change in control, if more than 50% of any of Mr. Daniel

Burkland's equity awards are then outstanding and unvested, the vesting of those awards will accelerate such that (after giving effect to such acceleration and taking into account any portion of those options that had theretofore become vested and exercisable) those awards will become vested and exercisable as of the change in control date with respect to 50% of the total number of shares subject to those awards. As of December 31, 2017, the value of such acceleration of Mr. Daniel Burkland’s outstanding equity awards was $1,402,650, based on the closing market price of $24.88 per share of our common stock at December 29, 2017, the last trading day of 2017.
Mr. Michael Burkland’s rights and benefits under the Severance Plan terminated at the time of his resignation from his positions as our Chief Executive Officer and President in December 2017. Under the terms of his independent contractor agreement with the Company entered into in connection with his resignation, Mr. Michael Burkland’s then-outstanding equity awards remain outstanding, will continue to vest according to the terms of the applicable award agreements and will accelerate in full immediately prior to a change in control, in each case, subject solely to his continued service on the Board. As of December 31, 2017, the value of such acceleration of Mr. Michael Burkland’s outstanding equity awards was $9,693,666, based on the closing market price of $24.88 per share of our common stock at December 29, 2017, the last trading day of 2017.
The table below sets forth the estimated payments and benefits that would be provided to each of our NEOs upon a qualifying termination of employment under the Severance Plan on December 31, 2017.

Name	Type of Benefit	Involuntary Termination Without Cause Not In Connection With a Change in Control	Involuntary Termination Without Cause or Termination Due to a Constructive Termination, each in connection with a Change in Control

Barry Zwarenstein	Cash severance - base salary	$275,392	$458,986
	Cash severance - bonus	—	343,750
	Value of accelerated vesting of equity awards (1)	—	3,553,482
	Company-paid health care premiums	17,061	28,435
	Total	$292,453	$4,384,653

Daniel Burkland	Cash severance - base salary	$200,000	$400,000
	Cash severance - bonus	—	325,000
	Value of accelerated vesting of equity awards (1)	—	5,668,914
	Company-paid health care premiums	16,239	32,478
	Total	$216,239	$6,426,392

Gaurav Passi	Cash severance - base salary	$163,875	$327,750
	Cash severance - bonus	—	164,000
	Value of accelerated vesting of equity awards (1)	—	3,575,989
	Company-paid health care premiums	15,948	31,895
	Total	$179,823	$4,099,634

Scott Welch	Cash severance - base salary	$163,875	$327,750
	Cash severance - bonus	—	164,000
	Value of accelerated vesting of equity awards (1)	—	3,903,714
	Company-paid health care premiums	16,239	32,478
	Total	$180,114	$4,427,942

(1)
Amount represents the aggregate intrinsic value of the equity awards to vest upon either an involuntary termination without cause or a termination due to a constructive termination, each in connection with a change in control, which was calculated based on the closing market price of $24.88 per share of our common stock at December 29, 2017, the last trading day of 2017. In addition, if a successor entity refused to assume or replace each NEO’s outstanding equity awards at the time of the change in control, all such outstanding awards would become fully vested as of immediately prior to the closing of the change in control under the terms of our 2014 Plan, in these same amounts, regardless of whether the NEO experiences a termination event.
CEO Pay Ratio
As a recent “emerging growth company” we are not yet required to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.”
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes certain information with respect to our common stock that may be issued under the equity compensation plans as of December 31, 2017:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Warrants and Vesting of Restricted Stock Units		Weighted-average Exercise Price of Outstanding Options and Warrants		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	6,086,340	(1)	$8.04	(2)	8,664,557	(3)
Equity compensation plans not approved by stockholders	—		—		—
Total	6,086,340				8,664,557

(1)	Includes 4,053,523 shares underlying stock options and 2,032,817 shares underlying RSUs.

(2)	The weighted-average exercise price does not take into account shares issuable upon the vesting of outstanding RSUs, which have no exercise price.

(3)
Includes 7,293,875 shares of Common Stock reserved for issuance under the 2014 Plan and 1,370,682 shares of Common Stock reserved for issuance under the ESPP. The 2014 Plan provides for an annual automatic increase to the shares reserved for issuance in an amount equal to 5% of the total number of shares outstanding on December 31st of the preceding calendar year or a lesser number as determined by our Board of Directors continuing through 2024. Pursuant to the automatic annual increase, 2,831,582 additional shares were reserved under the 2014 Plan on January 1, 2018. The ESPP also provides for an automatic increase to the shares reserved for issuance, continuing through January 1, 2024, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year; (ii) 1,000,000 shares of common stock (subject to adjustment to reflect any split or combination of our common stock); or (iii) such lesser number as determined by our Board of Directors. Pursuant to the automatic annual increase, 566,316 additional shares were reserved under the ESPP on January 1, 2018.

TRANSACTIONS WITH RELATED PERSONS
Other than the compensation arrangements with directors and executive officers, there have been no transactions since January 1, 2017 (and there are no currently proposed transactions) in which:

•	we have been or are to be a participant;

•	the amount involved exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions
Our Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and any of their immediate family members. Our Audit Committee charter provides that our Audit Committee shall review and approve or disapprove any related party transactions.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
A number of brokers with account holders who are Five9, Inc. stockholders will be “householding” our proxy materials. A single Notice, set of proxy materials or annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and/or separate proxy statement and annual report, please notify your broker and direct your written request to Five9, Inc., Bishop Ranch 8, 4000 Executive Parkway, Suite 400, San Ramon, CA 94583, Attn: Secretary, or call 925-201-2000 ext. 5959. The Company undertakes to deliver promptly to a stockholder upon such written or oral request a separate Notice, set of proxy materials or annual report. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.
AVAILABILITY OF FORM 10-K

Our Annual Report on Form 10-K is available online at www.five9.com in the Investor Relations section. We will provide to any stockholder, without charge, upon written request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC. Such requests should be addressed to Five9, Inc., Bishop Ranch 8, 400 Executive Parkway, Suite 400, San Ramon, CA 94583, Attention: Secretary.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Barry Zwarenstein
Interim Chief Executive Officer, Chief Financial Officer and Secretary

San Ramon, California
April 3, 2018

VOTE BY INTERNET Before the Annual Meeting - www.proxvvote.com
FIVE9, INC. Bishop Ranch 8 4000 Executive Parkway Suite 400 San Ramon, CA 94583
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or Annual Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Annual Meeting –  www.virtualshareholdermeeting.com/FIVN2018
You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E42400-P02331	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

FIVE9, INC.

The Board of Directors recommends you vote FOR all the listed nominees:
1. Election of the two (2) members of the Board of Directors identified in Proposal No. 1 to serve as Class I directors until the Company’s 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
Nominees:
01) Michael Burdiek
02) David DeWalt
	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 4 and recommends you vote for ONE YEAR for proposal 3:						For	Against	Abstain

2. To approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in the proxy statement.						☐	☐	☐
					One Year	Two Years	Three Years	Abstain
3. To recommend, on a non-binding advisory basis, the frequency of votes on executive compensation.					☐	☐	☐	☐
						For	Against	Abstain
4. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018.						☐	☐	☐

NOTE: The proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E42401-P02331

FIVE9, INC.
Annual Meeting of Stockholders
May 18, 2018 8:00 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Barry Zwarenstein and Daniel Burkland, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FIVE9, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, PDT on May 18, 2018, virtually via the Internet at www.virtualshareholdermeeting.com/FIVN2018, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side